Exhibit 4.1.1

FORM OF

STANDARD TERMS FOR TRUST AGREEMENTS

between

CREDIT SUISSE ASSET REPACKAGING DEPOSITOR LLC,

as Depositor

and

[name of Trustee],

as Trustee

TRUST CERTIFICATES

Dated as of [  , 200_]

TABLE OF CONTENTS

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STANDARD TERMS FOR TRUST AGREEMENTS dated as of [ ], 200[ ], among CREDIT SUISSE ASSET REPACKAGING DEPOSITOR LLC, a Delaware limited liability company, as Depositor, and [name of Trustee], [a  ], as Trustee and the Securities Intermediary.

PRELIMINARY STATEMENT

The Depositor, the Trustee and the Securities Intermediary have duly authorized the execution and delivery of these Standard Terms for Trust Agreements (the “Standard Terms”) to provide for one or more trusts that will issue a Series of Certificates, issuable from time to time as provided in these Standard Terms.

Each such Series of Certificates will be issued only under a separate Series Supplement to these Standard Terms, duly executed and delivered by the Depositor, the Trustee and the Securities Intermediary.  With respect to each Series, the applicable Series Supplement, together with these Standard Terms, shall be known as the “Trust Agreement.”

All representations, covenants and agreements made herein by each of the Depositor, the Trustee and the Securities Intermediary are for the benefit and security of the Certificateholders and, to the extent provided in the applicable Series Supplement, for the benefit and security of any other party as may be specified therein.

The Depositor is entering into these Standard Terms, and the Trustee and the Securities Intermediary are accepting the trusts created hereby, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

ARTICLE I

Definitions and Assumptions

SECTION 1.01 Definitions.  Except as otherwise specified herein or in the applicable Series Supplement or as the context may otherwise require, the following terms have the respective meanings set forth below for all purposes of the Trust Agreement.

“Administrative Account” As defined in Section 7.02(c).

“Administrative Agent” Any Person with which the Trustee has entered into an Administrative Agreement.

“Administrative Agreement” The written contract, if any, among the Trustee, the Depositor and an Administrative Agent relating to the administration of certain duties of the Trustee related to any Series.

“Affiliate” With respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.  For the purposes of this definition, “control”, when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Assessment of Compliance” As defined in the related Series Supplement.

“Authenticating Agent” As defined in Section 5.13.

“Available Funds” Unless otherwise specified in the applicable Series Supplement, for any Interest Distribution Date or Final Scheduled Distribution Date in respect of a given Series, (a) the sum of all amounts received by the Trustee on or with respect to the Underlying TLG Debt Securities (including payments by the FDIC pursuant to the FDIC Guarantee) and any other amounts received in respect of the Trust Estate from but excluding the previous Interest Distribution Date (or, if none, the Closing Date) to and including the Interest Distribution Date or the Final Scheduled Distribution Date, as the case may be, minus (b) any amounts received by the Trustee during that period and distributed or to be distributed on a Special Distribution Date.

“Basic Documents” With respect to any Series, the Trust Agreement and if applicable, any other documents set forth in the related Series Supplement.

“Beneficial Owner” With respect to Certificates held through a Depository, the beneficial owner of a Certificate.  For purposes only of Section 5.14, the Trustee shall be obligated to treat a Person who claims to be a beneficial owner of a Certificate as a “Beneficial Owner” within the meaning of the Series Supplement only if such Person has first delivered to the Trustee, (i) a certificate or other writing executed by such Person stating the full name and address of such Person, the principal distribution amount of the Certificate with respect to which such Person claims to be the Beneficial Owner, and the Participant in the Depository (such “Person’s Participant”) through which such Person holds its beneficial ownership interest in the Certificates and (ii) a certificate or other writing executed by such Person’s Participant confirming that such Person’s Participant holds on its own books and records Certificates for the account of such Beneficial Owner and identifying the principal distribution amount held for such Beneficial Owner.

“Business Day” With respect to any Series, unless otherwise specified in the related Series Supplement, any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York; provided, that, with respect to Certificates for which the related Underlying TLG Debt Securities accrue interest on a rate based on LIBOR, the day is also a London Banking Day.

“Certificate Account” As defined in Section 3.03.

“Certificate Principal Balance” With respect to an Outstanding Certificate of any Series, as determined at any time, the maximum amount that the Certificateholder thereof is entitled to receive as distributions allocable to principal payments on the Underlying TLG Debt Securities with respect to the Series.  The Certificate Principal Balance of any Certificate, as of the Closing Date shall be equal to the aggregate principal amount of the related Underlying TLG Debt Securities and will be reduced pro rata by any principal distributions received on or with respect to any Underlying TLG Debt Security from either the TLG Debt Security Issuers or the FDIC under the FDIC Guarantee and any other amounts received in respect of principal on the Underlying TLG Debt Securities with respect to the Series.

“Certificate Register” and “Certificate Registrar” As respectively defined in Section 5.03.

“Certificateholder” The Registered Holder thereof.

“Certificateholder Excess Trust Expenses”  Unless otherwise specified in the applicable Series Supplement, any Extraordinary Trust Expenses payable by the Certificateholders of a Series pursuant to Section 7.07.

“Certificates” With respect to any Series, any trust certificates authorized by, and authenticated and delivered under the Trust Agreement.

“Class” With respect to any Series, the class of Certificates of such Series, each of which will have identical terms.

“Clearing Agency” An organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act.

“clearing corporation security” As defined in Section 3.03(b)(v)(3).

“Closing Date” With respect to any Series, the day on which Certificates of such Series are first executed, authenticated and delivered, as specified in the related Series Supplement.

“Code” The Internal Revenue Code of 1986, as amended, and Treasury Regulations promulgated thereunder.

“Commission” The Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act or, if at any time after the execution and delivery of the Trust Agreement such Commission is not existing and performing the duties now assigned to it, then the body then performing such duties.

“Conveyed Assets” With respect to any Series, unless otherwise specified in the related Series Supplement, the Underlying TLG Debt Securities for such Series and all payments on or under and all proceeds of the Underlying TLG Debt Securities for such Series, including payments by the FDIC pursuant to the FDIC Guarantee and all proceeds of the conversion thereof, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, insurance proceeds, condemnation awards, causes of action, rights to payment of any and every kind and other forms of obligations, receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing.

“Corporate Trust Office” The principal corporate trust office of the Trustee located at the address set forth in the related Series Supplement or such other addresses as the Trustee may designate from time to time by notice to the Certificateholders and the Depositor, or the principal corporate trust office of any successor Trustee (or such other addresses as a successor Trustee may designate from time to time by notice to the Certificateholders and the Depositor).

“Cut-Off Date” With respect to any Series, the date specified as such in the related Series Supplement.  For purposes of the Trust Agreement, any Underlying TLG Debt Security acquired by the Depositor after the applicable Cut-Off Date but prior to the applicable Closing Date and included in the related Trust as of such Closing Date shall be deemed to have been Outstanding as of such Cut-Off Date and references to the principal balance of such Underlying TLG Debt Security as of such Cut-Off Date shall be deemed to be to the principal balance of such Underlying TLG Debt Security as of the date on which it was acquired by the Depositor.

“Definitive Certificates” As defined in Section 5.07.

“Depositor” Credit Suisse Asset Repackaging Depositor LLC, a Delaware limited liability company, and, if a successor Person shall have become the Depositor pursuant to any applicable provisions of the Trust Agreement, “Depositor” shall mean such successor Person.

“Depositor Order” A written order or request, respectively, signed in the name of the Depositor by any of its Executive Officers.

“Depository” With respect to the Certificates of any Series, the Person designated as Depository by the Depositor in the related Series Supplement until a successor Depository shall have become such pursuant to the applicable provisions of the Trust Agreement, and thereafter “Depository” shall mean or include each Person who is then a Depository hereunder, and if at any time there is more than one such Person, “Depository” as used with respect to the Certificates of any such Series shall mean the Depository with respect to the Certificates of that Series.

“Discount Certificate” Any Certificate with respect to which an Underlying TLG Debt Security has been issued with “original issue discount” within the meaning of Section 1273(a) of the Code and any other Certificate with respect to which an Underlying TLG Debt Security has been designated by the Depositor as having been issued with original issue discount for United States federal income tax purposes.

“Distribution Date” With respect to any Series of Certificates, unless otherwise specified in the related Series Supplement, each Interest Distribution Date, Final Scheduled Distribution Date or Special Distribution Date with respect to such Series.

“Dollar” or “$” or “USD” Such currency of the United States as at the time of payment is legal tender for the payment of public and private debts.

“Eligible Account”  With respect to any Series, a segregated non-interest bearing reserve account held in the name of the Trustee in trust for the benefit of the Certificateholders, in the case of the Certificate Account, and the Depositor, in the case of the Expense Reserve Account, that is either (i) one or more non-interest bearing segregated accounts maintained with a U.S. Federal or State chartered depository institution or trust company the short-term and long-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the short-term and long-term unsecured debt obligations of such holding company) are rated P-1 and Aaa by Moody’s and A-1+ and AAA by S&P at the time any amounts are held on deposit therein, including when such amounts are initially deposited and all times subsequent or (ii) a segregated trust account or one or more segregated accounts held by the Trustee in its Corporate Trust Office in trust for the benefit of the Certificateholders, in the case of the Certificate Account, and the Depositor, in the case of the Expense Reserve Account.

“Exchange Act” The Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder.

“Executive Officer” Any one of the duly elected or appointed qualified and acting officers of any entity executing a certificate.

“Expense Reserve Account” Unless otherwise specified in the related Series Supplement, as defined in Section 3.05.

[“Expense Reserve Account Eligible Investments” Unless otherwise specified in the related Series Supplement, any one or more of the following obligations or securities; provided, however, that the total stated return specified by the terms of each such obligation or security is at least equal to the purchase price thereof; and provided, further, that no such instrument may carry the symbol “R” in its rating:  demand and time deposits in, certificates of deposit of, or banker’s acceptances issued by any depository institution or trust company (including the Trustee or any agent of the Trustee acting in their respective commercial capacities) incorporated under the laws of the United States or any State and subject to supervision and examination by Federal and/or State banking authorities so long as the commercial paper and/or the short term debt obligations of such depository institution or trust company (or, in the case of a depository institution which is the principal subsidiary of a holding company, the commercial paper or other short term debt obligations of such holding company) at the time of such investment or contractual commitment providing for such investment have a rating of [A-1+] by S&P and [P1] by Moody’s; and provided, further, that any such investment be denominated in U.S. dollars.]

“Extraordinary Trust Expenses” Unless otherwise specified in the related Series Supplement, any and all costs, expenses or liabilities arising out of the establishment, existence or administration of a Trust or matters related to Underlying TLG Debt Securities, other than Ordinary Expenses.

“FDIC” The Federal Deposit Insurance Corporation and any successor thereof.

“FDIC Guarantee” The FDIC’s guarantee of any Underlying TLG Debt Security pursuant to the TLG Program.

“Final Scheduled Distribution Date” With respect to the Certificates of any Series, unless otherwise specified in the related Series Supplement, the Stated Maturity of the Underlying TLG Debt Securities for the Series.

“Fitch” Fitch, Inc., doing business as “Fitch Ratings”, and any successor thereto.

“FRBNY” As defined in Section 3.03(b)(v)(4).

“Global Security” A Certificate evidencing all or part of a Series of Certificates, issued to the Depository for such Series in accordance with Section 5.07 and bearing the legend prescribed therein.

“government security” As defined in Section 3.03(b)(v)(4).

“Independent” When used with respect to any specified Person means that the Person (1) is in fact independent of the Depositor and of any Affiliate thereof, (2) does not have any direct or indirect material financial interest in the Depositor or in any Affiliate thereof and (3) is not connected with the Depositor as a manager, member, officer, employee, promoter, underwriter, trustee, partner or person performing similar functions.

“Interest Distribution Date” With respect to any Series, as defined in the related Series Supplement.

“Investment Company Act” The Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.

“LIBOR” With respect to any Series, as defined in the Underlying TLG Notes for such Series.

“London Banking Day” With respect to any Series, as defined in the Underlying TLG Notes for such Series.

“Master Agreement” Each master agreement entered into between the FDIC and each TLG Debt Security Issuer pursuant to the TLGP Rule.

“Maturity” With respect to any Underlying TLG Debt Security, the date on which the unpaid principal of such Underlying TLG Debt Security becomes due and payable as provided therein, whether at the Stated Maturity or by declaration of acceleration or otherwise.

“Moody’s” Moody’s Investors Service Inc. and any successor thereto.

“Officer’s Certificate” A certificate signed by any (or, if specified in these Standard Terms or any Series Supplement, more than one) Executive Officer of the Depositor, and delivered to the Trustee.

“Opinion of Counsel” A written opinion of counsel, who may, except as otherwise expressly provided in the Trust Agreement, be counsel for the Depositor acceptable to the Trustee, except that any opinion of counsel relating to the qualification of any account required to be maintained pursuant to the Trust Agreement as an Eligible Account must be an opinion of counsel who is in fact Independent of the Depositor.

“Ordinary Expenses” (A) the Trustee’s customary fees for its services as Trustee and as Representative pursuant to the TLG Program with respect to each Underlying TLG Debt Security and with respect to each Underlying TLG Debt Security, the Underlying TLG Issuing and Paying Agent’s customary fees and expenses for its services under the Underlying TLG Issuing and Paying Agency Agreement, including but not limited to:  (i) the costs and expenses of preparing, sending and receiving all regular and routine reports, statements, notices, returns, filings, solicitations of consent or instructions, or other communications required by the Trust Agreement including all regular and routine reports, statements, notices, returns, filings, solicitations of consent or instructions, or other communications required by the Trust

Agreement with respect to the activities expressly required of the Trustee under the Trust Agreement in its capacity as Trustee, Securities Intermediary, Representative, Authenticating Agent, Paying Agent or Certificate Registrar, (ii) the costs and expenses of holding and making ordinary collections or payments on the assets of the Trust and of determining and making distributions and (iii) any TLG Related Expenses and (B) any Administrative Agent’s customary fees for its services as Administrative Agent, including but not limited to the fees and expenses of the type set forth in clause (A) and (C) any expenses of the Trustee or any Administrative Agent in connection with the offering of any Series.

“Organizational Documents” The certificate of formation as filed with the Secretary of State of the State of Delaware and the limited liability company agreement of the Depositor, in each case as may be amended from time to time.

“Outstanding” With respect to Certificates of a specified Series, as of any date of determination, all such Certificates theretofore authenticated and delivered under these Standard Terms and the related Series Supplement, except:

(i)           Certificates theretofore cancelled by the Certificate Registrar or delivered to the Certificate Registrar for cancellation; and

(ii)           Certificates in exchange for or in lieu of which other Certificates have been authenticated and delivered pursuant to the Trust Agreement, unless proof satisfactory to the Trustee is presented that any such Certificates are held by a bona fide purchaser in whose hands such Certificates are valid obligations of the Trust.

The principal amount of a Discount Certificate that shall be deemed to be Outstanding shall be the Certificate Principal Balance with respect thereto as of the date of such determination.

“Participant” A broker, dealer, bank, other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

“Paying Agent” As defined in Section 5.12.

“Person” Any individual, corporation, partnership, limited liability company, limited liability partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

“Place of Distribution” With respect to any Series of Certificates, the place or places where the principal of (and premium, if any) and interest on the Certificates or such Series are distributable as specified in the related Series Supplement.

“Prepaid Ordinary Expenses” Unless otherwise specified in the Series Supplement, the amount (if any) paid by the Depositor to the Trustee on or before the Closing Date to cover Ordinary Expenses, as specified in the related Series Supplement.

“Private Placement Agreement” As defined in the related Series Supplement.

“Proceeding” Any suit in equity, action at law or other judicial or administrative proceeding.

“Prospectus” As defined in the related Series Supplement.

“Prospectus Supplement” As defined in the related Series Supplement.

“Rating Agency” With respect to any Series, each nationally recognized statistical rating organization specified in the related Series Supplement that initially rates the Certificates of such Series.

“Rating Agency Condition” With respect to any action or occurrence, unless otherwise specified in the applicable Series Supplement, that each Rating Agency shall have been given ten days (or such shorter period as may be acceptable to each Rating Agency) prior notice thereof and that each Rating Agency shall have notified the Depositor and the Trustee in writing that such action or occurrence will not result in a reduction, withdrawal or qualification of the then current rating of any Certificate of the applicable Series.

“Record Date” With respect to any Series, unless otherwise specified in the related Series Supplement, with respect to each Distribution Date, the day (whether or not a Business Day) immediately preceding the related Distribution Date; provided, however, that, if Definitive Certificates are issued with respect to any Series, the Record Date will be the last Business Day of the calendar month preceding the related Distribution Date.

“Registered Holder” With respect to any date, the Person in whose name a Certificate is registered in the Certificate Register on the applicable date.

“Representative” With respect to any Underlying TLG Debt Security, the Trustee in its capacity as “Representative” under such Underlying TLG Debt Security.

“Required Percentage—Amendment” Unless otherwise specified in the related Series Supplement, Certificateholders of Certificates evidencing at least a [majority] of the aggregate Voting Rights of Outstanding Certificates of such Series.

“Required Percentage—Direction of Trustee” Unless otherwise specified in the related Series Supplement, Certificateholders of Certificates evidencing at least [25]% of the aggregate Voting Rights of Outstanding Certificates of such Series.

“Required Percentage—Remedies” Unless otherwise specified in the related Series Supplement, Certificateholders of Certificates evidencing at least [25]% of the aggregate Voting Rights of Outstanding Certificates of such Series.

“Required Percentage—Removal of Trustee” Unless otherwise specified in the related Series Supplement, Certificateholders of Certificates evidencing at least a [majority] of the aggregate Voting Rights of Outstanding Certificates of such Series.

“Reserved Extraordinary Trust Expense Amount” With respect to any Series, unless otherwise specified in the related Series Supplement, the amount (if any) deposited by the

Depositor to the Expense Reserve Account on or before the Closing Date to cover Extraordinary Trust Expenses, as specified in the related Series Supplement.

“Reserved Ordinary Expense Amount” With respect to any Series, unless otherwise specified in the related Series Supplement, the amount (if any) deposited by the Depositor to the Expense Reserve Account on or before the Closing Date to cover Ordinary Expenses, as specified in the related Series Supplement.

“Responsible Officer” With respect to the Trustee, any officer within the Corporate Trust Office of the Trustee, including any Vice President, Assistant Vice President, Assistant Treasurer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s actual knowledge of and familiarity with the particular subject.

“Rules” The rules, regulations and procedures creating and affecting the Depository and its operations.

“S&P” Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. and any successor thereof.

“Securities Intermediary” As defined in Section 3.03(b)(i).

“Securities Purchase Agreement” As defined in the related Series Supplement.

“Series” A separate series of Certificates issued pursuant to these Standard Terms and a related Series Supplement.  Each Series will be issued pursuant to a separate Trust Agreement.

“Series Supplement” An agreement incorporating these Standard Terms that authorizes the issuance of a particular Series of Certificates.

“Special Distribution Amount” With respect to any Series, unless otherwise specified in the related Series Supplement, any payment received by the Trustee with respect to any Underlying TLG Debt Security from either the TLG Debt Security Issuers or, as applicable, in the case of clauses (a) and (b), from the FDIC under the FDIC Guarantee:  (a) after 11:45 a.m. New York City time on the date on which that payment was due or any other date after the date on which that payment was due; (b) as a result of any acceleration, redemption, call or other early repayment of such Underlying TLG Debt Security in accordance with its terms prior to its Stated Maturity; or (c) any amounts paid to the Trust by the related TLG Debt Security Issuer pursuant to a Securities Purchase Agreement or a Private Placement Agreement.

“Special Distribution Date” As defined in Section 4.02(c).

“Standard Terms” As defined in the preliminary statement.

“Stated Maturity” With respect to any Series and any related Underlying TLG Debt Security, the date on which such Underlying TLG Debt Security is scheduled to mature, without giving effect to any acceleration, redemption, call or other early repayment of such Underlying TLG Debt Security, in accordance with its terms.

“Sub-Administrative Account” As defined in Section 7.03(c).

“Sub-Administrative Agent” Any Person with which the Administrative Agent, if any, specified in the applicable Series Supplement, or the Trustee has entered into a Sub-Administrative Agreement and which meets the qualifications of a Sub-Administrative Agent pursuant to Section 7.03.

“Sub-Administrative Agreement” The written contract, if any, between the Administrative Agent, if any, specified in the applicable Series Supplement, or the Trustee and a Sub-Administrative Agent relating to the administration of any Conveyed Assets or certain Conveyed Assets as provided in Section 7.03.

“Subcontractor” As defined in the related Series Supplement.

“TLG Debt Security Default” Unless otherwise specified in the related Series Supplement, with respect to an Underlying TLG Debt Security, any event that is, or after notice or lapse of time or both, or failure by the FDIC to make a timely payment under the Underlying TLG Debt Security in accordance with the TLGP Rule, would become, a TLG Debt Security Event of Default with respect to such Underlying TLG Debt Security.

“TLG Debt Security Event of Default” Unless otherwise specified in the related Series Supplement, with respect to any Underlying TLG Debt Security, an Event of Default as defined in the related TLG Underlying Instruments (which in each case requires that the FDIC is not making timely guarantee payments with respect to the debt obligations under the Underlying TLG Debt Security in accordance with the TLGP Rule).

“TLG Debt Security Issuer” With respect to any Series and any Underlying TLG Debt Security, unless otherwise specified in the related Series Supplement, the issuer of such Underlying TLG Debt Security as set forth on Schedule I to the Series Supplement.  As used in the Trust Agreement, the term “TLG Debt Security Issuer” refers only to the entity issuing the Underlying TLG Debt Security and does not refer to the FDIC as guarantor of the Underlying TLG Debt Security pursuant to the TLG Program.

“TLG Program” The FDIC’s Temporary Liquidity Guarantee Program as set forth in the TLGP Rule.

“TLG Related Expenses” With respect to any Series, the costs and expenses incurred by the Trustee in connection with preparing and filing a claim under the FDIC Guarantee.

“TLGP Rule” Unless otherwise specified in the related Series Supplement, the Temporary Liquidity Guarantee Program; TLGP Rule, 12 C.F.R. Part 370.

“TLG Underlying Instruments” With respect to each Underlying TLG Debt Security, the Underlying TLG Note, the Underlying TLG Issuing and Paying Agency Agreement and any other documents governing the terms of such Underlying TLG Debt Security.

“Transfer” To sell, convey, assign, transfer, create, grant a lien upon and a security interest in and right of set-off against, deposit, set over and confirm to the Trustee pursuant to these Standard Terms and a related Series Supplement; and the terms “Transfer” and “Transferring” have the meanings correlative to the foregoing.  A Transfer of the Conveyed Assets or of any other instrument shall include all rights, powers and options (but none of the obligations) of the Transferring party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for principal, premium, if any, interest and other payments in respect of such Conveyed Assets or other instruments and all other moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the Transferring party or otherwise, and generally to do and receive anything that the Transferring party is or may be entitled to do or receive thereunder or with respect thereto.

 “Trust” With respect to any Series, the trust created hereby as amended by the related Series Supplement and as administered hereunder and thereunder, and consisting of the Trust Estate related to such Series and all sums distributed in respect thereof that are specified as being part of the Trust for such Series in the related Series Supplement, for the benefit of the Certificateholders of such Series as of any particular time.  Each Trust created pursuant to a Trust Agreement shall be separate from any Trust created pursuant to a different Trust Agreement.

“Trust Agreement” With respect to each Trust and the related Series of Certificates, these Standard Terms and all amendments hereto and, unless the context otherwise requires, the related Series Supplement and all amendments thereto.

“Trust Estate” With respect to any Trust and the related Series of Certificates, as defined in the related Series Supplement.

“Trust Indenture Act” The Trust Indenture Act of 1939 and the rules and regulations promulgated thereunder.

“Trustee” [    ] and any successor trustee pursuant to the applicable provisions of these Standard Terms and the applicable Series Supplement.

“Underlying TLG Debt Security” or “Underlying TLG Debt Securities” With respect to any Series, the underlying securities set forth on Schedule I to the related Series Supplement.  The Underlying TLG Debt Securities for any Series or the related Trust shall not constitute Underlying TLG Debt Securities for any other Series or any other Trust.

“Underlying TLG Debt Security Voting Rights” As defined in the related Series Supplement.

“Underlying TLG Issuing and Paying Agency Agreement” With respect to any Underlying TLG Debt Security, the issuing and paying agency agreement executed by the related TLG Debt Security Issuer and the Underlying TLG Issuing and Paying Agent with respect to the Underlying TLG Debt Security.

“Underlying TLG Issuing and Paying Agent” With respect to any Underlying TLG Debt Security, the issuing and paying agent pursuant to the related Underlying TLG Issuing and Paying Agency Agreement.

“Underlying TLG Note” With respect to any Underlying TLG Debt Security, the note executed by the related TLG Debt Security Issuer evidencing such Underlying TLG Debt Security, registered in the name of the Trustee, as Trustee for the related Series substantially in the form attached to the applicable Series Supplement.

“Uniform Commercial Code” The Uniform Commercial Code as in effect in the relevant jurisdiction, as amended from time to time.

“United States” The United States of America, its territories, its possessions and other areas subject to its jurisdiction.

“Voting Record Date” With respect to any Series, unless otherwise specified in the related Series Supplement, with respect to any consent, request, demand, authorization, direction, notice, waiver or other act by the Certificateholders of any Series, the date established pursuant to Section 1.03(b) for purposes of determining if Certificateholders of the requisite Voting Rights have approved any such act.

“Voting Rights” With respect to any Series of Certificates, the portion of the aggregate voting rights of the Certificates of such Series which shall be allocated to any Certificate.  As of any date of determination, Voting Rights shall be allocated among Certificateholders of any Series in proportion to the Certificate Principal Balances of their respective Certificates on such date.

SECTION 1.02 Rules of Construction.  Unless the context otherwise requires:

(i) a term has the meaning assigned to it;

(ii) the definitions of terms herein shall apply equally to the singular and plural forms of the terms defined;

(iii) whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms;

(iv) the words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation” unless actually followed by such phrase or a phrase of like import;

(v) the word “will” shall be construed to have the same meaning and effect as the word “shall”;

(vi) any term that relates to a document or a statute, rule, or regulation includes any amendments, modifications, supplements, or any other changes that may have occurred since the document, statute, rule, or regulation came into being, including changes that occur after the date of these Standard Terms or any Series Supplement.  References to law are not limited to statutes;

(vii) any reference herein to any Person, or to any Person in a specified capacity, shall be construed to include such Person’s successors and assigns or such Person’s successors in such capacity, as the case may be;

(viii) all references in this instrument to designated “Sections,” “clauses” and other subdivisions are to the designated Sections, clauses and other subdivisions of this instrument as originally executed, and the words “herein,” “hereof,” “hereunder” and other words of similar import refer to the Trust Agreement as a whole and not to any particular Section, clause or other subdivision;

(ix) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles as in effect in the United States from time to time;

(x) “or” is not exclusive; and

(xi) the words “herein”, “hereof”, “hereunder” and other words of similar import refer to the Trust Agreement as a whole and not to any particular Article, Section or other subdivision.

SECTION 1.03 Compliance Certificates and Opinions; Record Date.  (a) Upon any application or request by the Depositor to the Trustee to take any action under any provision of the Trust Agreement other than the initial issuance of the Certificates, the Depositor shall furnish to the Trustee, an Officer’s Certificate (which the Trustee may conclusively rely upon without any independent investigation subject to Section 7 of these Standard Terms) stating that, in the opinion of the signer thereof, all conditions precedent, if any, provided for in the Trust Agreement relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of the Trust Agreement relating to such particular application or request, no additional certificate or opinion need be furnished.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in the Trust Agreement shall include:

(1) a statement that the individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of such individual, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4) a statement as to whether, in the opinion of such individual, such condition or covenant has been complied with.

(b) The Depositor may at its option by delivery of an Officer’s Certificate to the Trustee set a Voting Record Date to determine the Certificateholders of any Series of Certificates entitled to give any consent, request, demand, authorization, direction, notice, waiver or other act.  In the absence of any such direction, the Trustee will set the Voting Record Date.  Such Voting Record Date shall be the Voting Record Date specified in such Officer’s Certificate or set by the Trustee, which shall be a date not more than thirty days prior to the first solicitation of Certificateholders in connection therewith.  If such a Voting Record Date is fixed, such consent, request, demand, authorization, direction, notice, waiver or other act may be given before or after such Voting Record Date, but only the Certificateholders of record of the applicable Series at the close of business on such Voting Record Date shall be deemed to be Certificateholders of such Series for the purposes of determining whether Certificateholders of the requisite aggregate Voting Rights of Outstanding Certificates of such Series have authorized or agreed or consented to such consent, request, demand, authorization, direction, notice, waiver or other act, and for that purpose the aggregate Voting Rights of Outstanding Certificates of such Series shall be computed as of such Voting Record Date; provided, however, that no such consent, request, demand, authorization, direction, notice, waiver or other act by the Certificateholders of such Series on such Voting Record Date shall be deemed effective unless it shall become effective pursuant to the provisions of the Trust Agreement not later than one year after the Voting Record Date.

ARTICLE II

Declaration of Trust; Issuance of Certificates;
Purpose and Classification of Trusts

SECTION 2.01 Creation and Declaration of Trusts; Assignment of the Trust Estate.

(a) Each trust will be created by the Depositor and will be either a Delaware statutory trust or a common law trust under the laws of the State of New York.  The Depositor does hereby agree to Transfer to the Trustee upon the execution and delivery of the related Series Supplement, on behalf and for the benefit of the Certificateholders of each given Series of Certificates and without recourse, all the right, title and interest of the Depositor, including any security interest therein for the benefit of the Depositor, in, to and under the Conveyed Assets, attributable to each such Series, then existing or thereafter acquired, in each case as identified in the applicable Series Supplement, and all other assets included or to be included in the respective Trust for the benefit of the Certificateholders of each such Series.  Each such Transfer will include all interest, premium (if any) and principal due after the applicable Cut-Off Date received by or on behalf of the Depositor of, on or with respect to the Underlying TLG Debt Securities, and, unless otherwise specified in the Series Supplement, will exclude all interest, premium (if any) and principal of, on or with respect to the Underlying TLG Debt Securities due on or before the applicable Cut-Off Date.

(b) In connection with each Transfer referred to in the preceding paragraph, the Depositor shall, not later than the applicable Closing Date, convey the Underlying TLG Debt Securities for a given Series to the Trustee either (i) by physical delivery of Underlying TLG

Debt Securities which are in physical form, duly endorsed, to the Trustee or (ii) by delivery of any other Underlying TLG Debt Securities through a Clearing Agency, in which event (A) the Trustee has accepted delivery of such Underlying TLG Debt Securities through such Clearing Agency and (B) the Underlying TLG Debt Securities have been credited to a custodial account established by the Trustee, or its authorized agent for the benefit of the Certificateholders, and for which the Trustee is the sole entitlement holder and the Trustee shall have the right to hold and maintain such Underlying TLG Debt Securities on deposit with such Clearing Agency for all purposes of the Trust Agreement.  In addition, the Depositor shall, not later than the applicable Closing Date, deliver to the Trustee any related agreements or other instruments with respect to the Underlying TLG Debt Securities and any other Conveyed Assets for a given Series as specified in the applicable Series Supplement.

(c) Unless otherwise specified in the applicable Series Supplement, any Transfer of the Conveyed Assets by the Depositor for a given Series accomplished hereby and by such Series Supplement is absolute and is intended by the parties hereto as a sale.

(d) With respect to the delivery of the Conveyed Assets to the Trustee, the Depositor shall be deemed thereby to represent and warrant to the Trustee that:

(i) the Depositor is duly authorized to so deliver the Conveyed Assets;

(ii) at the time of delivery of the Conveyed Assets, the Depositor’s interest in such Conveyed Assets is free and clear of any lien, pledge, encumbrance, right, charge, claim or other security interest created by the Depositor;

(iii) such delivery is irrevocable and free of any continuing claim by the Depositor except such as the Depositor may have as a Certificateholder;

(iv) each item of the Conveyed Assets is comprised of “investment property”, “instruments”, “tangible chattel paper”, “accounts”, “security entitlements” or “general intangibles,” which shall in each case have the meaning defined in the Uniform Commercial Code; and

(v) the Depositor has caused or will have caused, within ten days of the Closing Date, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Conveyed Assets Transferred to the Trustee hereunder.

The above representations and warranties shall survive the delivery of such Conveyed Assets to the Trustee and the execution and delivery of the Certificates in respect of the related Series.

(e) Unless otherwise specified in the related Series Supplement, it is the intention of all of the parties hereto that the transfer of the Trust property hereunder and under any Series Supplement shall constitute a sale and the Trust created hereunder and thereunder shall constitute a grantor trust for U.S. federal income tax purposes under Subpart E, Part I of Subchapter J of the Code, and all parties hereto and thereto agree to treat the Trust, any distributions therefrom and the beneficial interest in the assets of the Trust consistently with such characterization.  Each

Certificateholder by its acceptance of its Certificate of any Series or a beneficial interest or participation therein, hereby agrees to treat the Trust as a grantor trust for all U.S. federal, state and local income tax purposes.  The provisions of the Trust Agreement shall be interpreted consistently with such characterization.

(f) Unless otherwise specified in the related Series Supplement, any Trust created hereunder shall not engage in any business or activities other than in connection with, or relating to, acquiring, holding, protecting and preserving of the Trust Estate, the issuance of the Certificates, making distributions on the Certificates and other than those required or authorized by the Trust Agreement or incidental to and necessary to accomplish such activities.  Any Trust created hereunder shall not issue or sell any securities or other obligations other than the Certificates issued in connection with the related Series or otherwise incur, assume or guarantee any indebtedness for money borrowed.

SECTION 2.02 Acceptance by Trustee; Representative.  With respect to each Series, the Trustee will acknowledge receipt by it, or by a custodian on its behalf, of the related Conveyed Assets now existing or hereafter acquired, and the related documents referred to in Section 2.01, and declares that it will hold such Conveyed Assets and all other documents delivered to it pursuant to the Trust Agreement, and that it will hold all such assets and such other assets (including Trust Estate acquired from a Person other than the Depositor) comprising the Trust for a given Series of Certificates, in trust for the exclusive use and benefit of all present and future Certificateholders of such Series and for the purposes and subject to the terms and conditions set forth in the Trust Agreement.  The Trustee shall act as the Representative with respect to each Underlying TLG Debt Security and will perform the duties and obligations of the Representative as provided in the related TLG Underlying Instrument for the benefit of the Certificateholders of the related Series as provided in the applicable Series Supplement.

SECTION 2.03 Representations and Warranties of the Depositor.  The Depositor hereby represents and warrants to the Trustee that as of the Closing Date or as of such other date specifically provided herein or in the applicable Series Supplement:

(i) the Depositor is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware;

(ii) to the Depositor’s knowledge, the execution and delivery of the Trust Agreement by the Depositor and its performance of and compliance with the terms of the Trust Agreement will not violate the Depositor’s Organizational Documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach or acceleration of, any material contract, agreement or other instrument to which the Depositor is a party or which may be applicable to the Depositor or any of its assets;

(iii) to the Depositor’s knowledge, the Depositor has the full power and authority to enter into and consummate all transactions contemplated by the Trust Agreement, has duly authorized the execution, delivery and performance of the Trust Agreement and has duly executed and delivered the Trust Agreement.  The Trust Agreement, upon its execution and delivery by the Depositor and assuming due authorization, execution and delivery by the Trustee, will, to the Depositor’s knowledge, constitute a valid, legal and binding obligation of the Depositor, enforceable against it in accordance with the terms hereof, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws relating to or affecting the rights of creditors generally, and by general equity principles (regardless of whether such enforcement is considered a proceeding in equity or at law); and

(iv) any additional representations and warranties, if any, that may be specified in the applicable Series Supplement.

It is understood and agreed that the representations and warranties of the Depositor set forth in this Section 2.03 shall survive delivery of the Conveyed Assets to the Trustee and shall inure to the benefit of the Trustee on behalf of the Certificateholders notwithstanding any restrictive or qualified endorsement or assignment.

SECTION 2.04 Agreement to Execute, Authenticate and Deliver Certificates.  With respect to each Series and the related Trust, the Trustee hereby agrees and acknowledges that it will, concurrently with the Transfer to, and receipt by it of, the related Conveyed Assets and delivery to it by the Depositor of Certificates of such Series, cause to be executed, authenticated and delivered to or upon the written order of the Depositor, in exchange for the Conveyed Assets for a given Series, Certificates duly executed and authenticated by or on behalf of the Trustee in authorized denominations evidencing ownership of the entire Trust for such Series, all in accordance with the terms and subject to the conditions of Sections 5.02 and 5.13.

ARTICLE III

Administration of each Trust

SECTION 3.01 Administration of each Trust.  (a)  The Trustee shall administer the Trust Estate for each Trust for the benefit of the Certificateholders of the related Series.  In engaging in such activities, the Trustee shall follow or cause to be followed collection procedures in accordance with the terms of:  (i) these Standard Terms, (ii) the applicable Series Supplement and (iii) the respective Underlying TLG Debt Securities and other Conveyed Assets.  With respect to each Trust, and subject only to the above-described standards, the Trustee shall have full power and authority, acting alone or through Administrative Agents as provided in Section 7.02, to do or cause to be done any and all things in connection with such administration which it deems necessary to comply with the terms of these Standard Terms and the applicable Series Supplement and the Trustee shall be legally entitled to and may (but shall not be obligated to, except as expressly required under the Trust Agreement) exercise all of the rights, powers and privileges of a registered holder or beneficial owner of the Underlying TLG Debt Securities, subject to the provisions of the Trust Agreement.

(b) The duties of the Trustee shall be performed in accordance with applicable local, state and federal law, and the Trustee shall make any and all filings, reports, notices or applications with, and seek any comments and authorizations from, the Commission and any state securities authority on behalf of the Trust for each Series as expressly required under the Trust Agreement.

SECTION 3.02 Collection of Payments on the Trust Estate.  With respect to any Series of Certificates, the Trustee shall collect all payments required to be made on the assets which comprise the Trust Estate in a manner consistent with the terms of the Trust Agreement and such assets.  In the event that any payment required to be made by a TLG Debt Security Issuer pursuant to the terms of its Underlying TLG Debt Security is not made by 10:00 a.m., New York City time, on the due date therefor (without regard to any cure period), then the Trustee shall promptly (1) notify such TLG Debt Security Issuer, in writing, in accordance with the information in the Private Placement Agreement to which such TLG Debt Security Issuer is a party of such nonpayment and request payment as soon as possible and (2) notify, in writing, the placement agents in accordance with the information specified in such Private Placement Agreement.  In addition, the Trustee shall, as the Representative, seek recovery of unpaid amounts in respect of any Underlying TLG Debt Security from the FDIC pursuant to the FDIC Guarantee in the manner specified in the applicable Series Supplement.

SECTION 3.03 Certificate Account.  (a)  For each Series of Certificates, the Trustee shall establish and maintain one or more Eligible Accounts (collectively, the “Certificate Accounts”), held in trust for the benefit of the Certificateholders of such Series.  The Trustee on behalf of such Certificateholders shall possess all right, title and interest in all funds on deposit from time to time in each Certificate Account and in all proceeds thereof.  With respect to each Series of Certificates, the Certificate Account shall be under the sole dominion and control of the Trustee for the benefit of the related Certificateholders.  With respect to each Series of Certificates and the Trust Estate related thereto, the Trustee shall deposit or cause to be deposited in the Certificate Account all amounts received by it with respect to such Trust Estate (in each case from either the TLG Debt Security Issuers or the FDIC), including, but not limited to (i) all payments on account of principal of the Conveyed Assets; (ii) all payments on account of interest on the Conveyed Assets; (iii) all payments on account of premium (if any) on the Conveyed Assets; (iv) all other payments in respect of the Conveyed Assets; and (v) any interest or investment income earned on funds deposited in the related Certificate Accounts not later than the close of business on the Business Day on which the Trustee receives such amounts in the form of immediately available funds (so long as such funds are received by the Trustee by 5:00 p.m. New York City time, and on the next Business Day otherwise); provided, however, that, amounts received by the Trustee through an intra-bank transfer from the account of a TLG Debt Security Issuer or from the FDIC on any Interest Distribution Date or Final Scheduled Distribution Date prior to 11:45 a.m. will be immediately posted to the Certificate Account.  The Trustee shall direct the investment of such amounts pursuant to the provisions of Section 3.04 hereof.

If, at any time, the Certificate Account for any Series ceases to be an Eligible Account, the Trustee shall within five Business Days (or such longer period, not to exceed thirty calendar days, as to which the Rating Agency Condition is met) establish a new Certificate Account meeting the conditions specified above and the Trustee shall within five Business Days transfer any cash and any investments on deposit in the Certificate Account to such new Certificate Account, and from the date such new Certificate Account is established, it shall be the Certificate

Account for such Series.  The Trustee shall give notice to the Depositor and the applicable Rating Agencies of the new location of any Certificate Account prior to any change thereof.

(b) (i) The Trustee hereby confirms the following with respect to the Certificate Account:  (A) the Certificate Account shall be a “securities account” within the meaning of Section 8-501 of the Uniform Commercial Code to which financial assets are or may be credited, (B) the Trustee is acting and shall continue to act in the capacity of a “securities intermediary” within the meaning of Section 8-102(a)(14) of the Uniform Commercial Code (in such capacity, the “Securities Intermediary”) with respect to the Certificate Account, (C) the Securities Intermediary shall treat the Trustee as the sole “entitlement holder” of the Certificate Account within the meaning of Section 8-102(a)(7) of the Uniform Commercial Code and the sole Person entitled to exercise the rights that comprise any financial asset credited to the Certificate Account, and (D) all securities, security entitlements, financial assets and other investment property shall be credited by the Securities Intermediary to the Certificate Account as provided herein.

(ii) The Securities Intermediary hereby agrees that each item of property (whether investment property, financial asset, security, instrument or cash) credited to the Certificate Account shall be treated as a “financial asset” within the meaning of Section 8-102(a)(9) of the Uniform Commercial Code.

(iii) Notwithstanding anything to the contrary and for the avoidance of doubt, if at any time the Securities Intermediary shall receive any notification or “entitlement order” (as defined in Section 8-102(a)(8) of the Uniform Commercial Code) from the Trustee directing it to transfer or redeem any financial asset or other property relating to the Certificate Account, the Securities Intermediary shall comply with such notification or entitlement order without further consent by the Depositor or any other Person.

(iv) For the purposes of the Uniform Commercial Code, the “securities intermediary’s jurisdiction” (as defined in Section 8-110 of the Uniform Commercial Code) of the Securities Intermediary shall be the State of New York.

(v) The Trust Estate (other than the Conveyed Assets) and any other property to be deposited in, or credited to, the Certificate Account shall be delivered as follows (terms used in the following provisions that are not otherwise defined are used as defined in Article 8 of the Uniform Commercial Code):

(1) in the case of each certificated security (other than a clearing corporation security (as defined below)) or instrument, by:

(a) the delivery of such certificated security or instrument to the Securities Intermediary registered in the name of the Securities Intermediary or its nominee or endorsed to the Securities Intermediary or in blank,

(b) the Securities Intermediary continuously indicating by book-entry that such certificated security or instrument is credited to the Certificate Account, and

(c) the Securities Intermediary maintaining continuous possession of such certificated security or instrument in the State of New York;

(2) in the case of each uncertificated security (other than a clearing corporation security), by causing:

(a) such uncertificated security to be continuously registered on the books of the issuer thereof to the Securities Intermediary, and

(b) the Securities Intermediary continuously indicating by book-entry that such uncertificated security is credited to the Certificate Account;

(3) in the case of each security in the custody of or maintained on the books of a clearing corporation or its nominee (a “clearing corporation security”), by causing:

(a) the relevant clearing corporation to credit such clearing corporation security to the securities account of the Securities Intermediary, and

(b) the Securities Intermediary continuously indicating by book-entry that such clearing corporation security is credited to the Certificate Account;

(4) in the case of each security issued or guaranteed by the United States or agency or instrumentality thereof and maintained in book-entry records of the Federal Reserve Bank of New York (“FRBNY”) (a “government security”), by causing:

(a) the creation of a security entitlement to such government security by the credit of such government security to the securities account of the Securities Intermediary at the FRBNY, and

(b) the Securities Intermediary continuously indicating by book-entry that such government security is credited to the Certificate Account;

(5) in the case of each security entitlement not governed by clauses (1) through (4) above, by:

(a) causing a securities intermediary (x) to indicate by book-entry that the underlying “financial asset” (as defined in Section 8-102(a)(9) of the Uniform Commercial Code) has been credited to the Securities Intermediary’s securities account, (y) to receive a financial asset from the Securities Intermediary or acquiring the underlying financial asset for the Securities Intermediary, and, in either case, accepting it for credit to the Securities Intermediary’s securities account or (z) to become obligated under other law, regulation or rule to credit the underlying financial asset to the Security Intermediary’s securities account,

(b) the making by such securities intermediary of entries on its books and records continuously identifying such security entitlement as belonging to the Securities Intermediary and continuously indicating by book-entry that such security entitlement is credited to the Securities Intermediary’s securities account, and

(c) the Securities Intermediary continuously indicating by book-entry that such security entitlement (or all rights and property of the Securities Intermediary representing such security entitlement) is credited to the Certificate Account; and

(6) in the case of cash or money, by:

(a) the delivery of such cash or money to the Securities Intermediary,

(b) the Securities Intermediary treating such cash or money as a financial asset maintained by such Securities Intermediary for credit to the Certificate Account in accordance with the provisions of Article 8 of the Uniform Commercial Code, and

(c) causing the Securities Intermediary to continuously indicate by book-entry that such cash or money is credited to the Certificate Account.

SECTION 3.04 Investment of Funds in the Certificate Accounts.  Unless otherwise specified in the applicable Series Supplement, the Trustee or any other depository institution maintaining the Certificate Account for the applicable Series and any other segregated Eligible Account the contents of which are held for the benefit of Certificateholders of such Series, shall hold the funds therein uninvested.

SECTION 3.05 Expense Reserve Account.  On the applicable Closing Date, the Trustee at the written direction of the Depositor or, if so specified in the related Series Supplement, the Depositor shall establish and maintain separate Eligible Accounts (collectively, the “Expense Reserve Accounts”), outside the related Trust in the name of the Trustee for the benefit of the Depositor.  The Trustee shall possess all right, title and interest in all funds on deposit from time to time in each Expense Reserve Account and in all proceeds thereof.  With respect to each Series of Certificates, the Expense Reserve Account shall be under the sole dominion and control of the Trustee for the benefit of the Depositor.  If specified in the applicable Series Supplement, on or prior to the Closing Date for a Series, the Depositor will make or cause to be made the deposit of any Reserved Extraordinary Trust Expense Amount or any Reserved Ordinary Expense Amount to the Expense Reserve Account for the related Series as of the Closing Date.

With respect to any Series, unless otherwise specified in the related Series Supplement, Reserved Extraordinary Trust Expense Amounts on deposit in the Expense Reserve Account for such Series shall be applied by the Trustee to pay Extraordinary Trust Expenses as such amounts become due and in accordance with Section 7.07(d).  Reserved Ordinary Expense Amounts shall be applied by the Trustee for the purposes set forth in the definition of Ordinary Trust Expense as such amounts become due and as provided in the related Series Supplement and, in the case of any Administrative Agent, upon presentation to the Trustee of documentation reasonably supporting such expense.  The Trustee shall maintain accurate and complete records for all Extraordinary Trust Expenses and Ordinary Expenses for which it seeks reimbursement from the Expense Reserve Account or from Available Funds pursuant to Section 7.07(d).  Amounts on deposit in an Expense Reserve Account for any Series will be held outside of the Trust and are not part of the Trust Estate.  Amounts on deposit in the Expense Reserve Account shall be invested in Expense Reserve Account Eligible Investments at the direction of the Depositor, which direction may be in the form of standing instructions.  [If the Trustee does not receive any investment instructions from the Depositor, the Trustee will invest any amounts on deposit in the Expense Reserve Account in Expense Reserve Account Eligible Investments specified in clause [ ] of the definition thereof.] If any amounts remain on deposit in the Expense Reserve Account for any Series after the final distribution to Certificateholders of all amounts on or with respect to the Trust Estate and all Extraordinary Trust Expenses and Ordinary Expenses are paid in full, any remaining amounts will be distributed to the Depositor (unless otherwise provided in the related Series Supplement).

SECTION 3.06 Other Accounts.  On the applicable Closing Date, the Trustee at the written direction of the Depositor or, if so specified in the applicable Series Supplement, the Depositor, shall establish and maintain, in the name of the Trustee, either as a part of the related Trust or outside of it, for the benefit of the Certificateholders of the related Series or for such other Person identified in the related Series Supplement, such other accounts as may be specified in the related Series Supplement.

SECTION 3.07 Realization Upon Defaulted Conveyed Assets.  Unless otherwise set forth in the related Series Supplement, in the event of the occurrence of a TLG Debt Security Default, the Trustee shall take such action as is set forth in the applicable Series Supplement with respect to such default.

SECTION 3.08 Access to Certain Documentation.  The Trustee shall provide to any federal, state or local regulatory authority that may exercise authority over any Certificateholder, access to the documentation regarding the Trust Estate as required by any applicable law and regulation.  Such access shall be afforded without charge, but only upon request and during normal business hours at the offices of the Trustee designated by it.  In addition, access to the documentation regarding the Trust Estate related to a given Series will be provided to any Certificateholder of such Series upon reasonable request during normal business hours at the offices of the Trustee designated by it at the expense of the Certificateholder requesting such access.

SECTION 3.09 Charges and Expenses.  Except as otherwise provided herein or in the related Series Supplement, no amounts in the nature of fees or charges shall be payable by or withheld from the Trust, the Depositor or any other person.  Except as otherwise provided in the

Trust Agreement, there shall be no recourse or claim against the Trust or the property of the Trust for all or any part of any fees or charges payable to any person.

ARTICLE IV

Distributions and Reports to Certificateholders

SECTION 4.01 Distributions.  (a)  On each Distribution Date for a given Series of Certificates, the Trustee shall distribute Available Funds or Special Distribution Amounts, as the case may be, for such Series in the manner and priority set forth in the Series Supplement for such Series.

(b) All cash distributions on the Certificates shall be payable only from Available Funds and Special Distribution Amounts, and no provision of the Trust Agreement shall be deemed to create any obligation on the part of the Trustee or the Depositor to make any distribution in cash from any other source.

SECTION 4.02 Distributions on Certificates.  (a)  Distributions on any Certificate that are payable and are punctually paid or duly provided for on any Distribution Date, other than the Final Scheduled Distribution Date or any Special Distribution Date with respect to any payment of principal shall be made to the Registered Holder thereof as of the close of business on the related Record Date notwithstanding the cancellation of such Certificate upon any transfer or exchange subsequent to such related Record Date.

(b) Distributions on any Certificate that are payable and are punctually paid or duly provided for on the Final Scheduled Distribution Date shall be made against presentation and surrender of such Certificate to the Trustee at its Corporate Trust Office.  On the Final Scheduled Distribution Date, the Certificate Principal Balance of each Certificate will be reduced on a pro rata basis (based on its Certificate Principal Balance) with respect to payment of the principal amount of each Underlying TLG Debt Securities paid at its stated maturity, exclusive of any premium.  In the case of a distribution on the Final Scheduled Distribution Date, (i) the Trustee will decrease the Certificate Principal Balance of a Global Security to reflect the maturing Underlying TLG Debt Security or (ii) Certificateholders holding Definitive Certificates will be required to deliver the same to the Corporate Trust Office of the Trustee, whereupon the Trustee will execute, authenticate and deliver to such Certificateholders (without any service charge) new Definitive Certificates of authorized denominations for any remaining Certificate Principal Balance and will also deliver the principal and any premium and interest so received on the maturing Underlying TLG Debt Securities.

(c) If the Trustee receives a Special Distribution Amount the Trustee will distribute the amounts so received on the next succeeding Business Day (each, a “Special Distribution Date”) to (1) Certificateholders on the Record Date for a Special Distribution Date with respect to any payment of interest or (2) Certificateholders against presentation and surrender of their Certificates to the Trustee at its Corporate Trust Office on a Special Distribution Date with respect to any payment of principal.  In the case of a Special Distribution Date with respect to any payment of principal, the Certificate Principal Balance of each Certificate will be reduced on a pro rata basis (based on its Certificate Principal Balance) with respect to the principal amount of each Underlying TLG Debt Security redeemed by the related TLG Debt Security Issuer, exclusive of any premium.  In such cases, (1) the Trustee will decrease the Certificate Principal Balance of a Global Security to reflect such redemption or (2) Certificateholders holding Definitive Certificates will be required to deliver the same to the Corporate Trust Office of the Trustee, whereupon the Trustee will execute, authenticate and deliver to such Certificateholders (without any service charge) new Definitive Certificates of authorized denominations for any remaining Certificate Principal Balance and will also deliver to such Certificateholders the principal and any premium and interest so received on the Underlying TLG Debt Securities so redeemed.

The distribution of interest and principal on Certificates shall be made:

(i) if the Certificateholder is a Depository, to the Depository, which shall credit the relevant Participant’s account at such Depository in accordance with the policies and procedures of the Depository, or

(ii) if the Certificateholder is not a Depository, at the Corporate Trust Office (except as otherwise specified in the related Series Supplement) or, at the option of the Trustee, by check mailed to the address of the Person entitled thereto as such address shall appear in the Certificate Register or, if provided in the related Series Supplement and in accordance with arrangements satisfactory to the Trustee, at the option of any Certificateholder that holds 100% of the Series of Certificates or who holds Certificates with an initial aggregate Certificate Principal Balance of $1,000,000 or more by wire transfer to an account designated by such Certificateholder at a bank or other depository institution having appropriate wire transfer facilities if such Certificateholder has so notified the Trustee not later than ten days prior to such Distribution Date.  If a wire transfer cannot be made for any reason, payment shall be made by check.  The Trustee shall not be required to send federal funds wires until any corresponding payments which were not same-day funds when received by it have become same-day funds.

(d) Subject to the foregoing provisions of this Section 4.02, each Certificate delivered under the Trust Agreement upon transfer of or in exchange for or in lieu of any other Certificate shall carry the rights to interest accrued and undistributed, and to accrue, that were carried by such other Certificate.

(e) With respect to any computations or calculations to be made under these Standard Terms, the applicable Series Supplement and the Certificates, except as otherwise provided, all percentages resulting from any calculation on the Certificates shall be rounded, if necessary, to the nearest one hundred thousandth of a percentage point, with five one-millionths of a percentage point rounded upward (e.g., 9.876545% (or 0.09876545) shall be rounded to 9.87655% (or 0.0987655%) and 9.876544% (or 0.09876544) shall be rounded to 9.87654% (or 0.0987654)), and all dollar amounts used in or resulting from such calculation shall be rounded to the nearest cent (with one half cent being rounded upward).

SECTION 4.03 Reports to Certificateholders.  Unless otherwise specified in the applicable Series Supplement, on the next Business Day following each Distribution Date the Trustee shall make available on the Trustee’s website (_________________) to the Depositor and each Certificateholder of the Series and shall forward or cause to be forwarded to each Rating Agency rating the Series and such other Persons as may be specified in such Series Supplement, a statement setting forth:

(i) the amounts, if any, received by the Trustee as of the last such statement in respect of principal, interest and premium (if any) on each of the Underlying TLG Debt Securities;

(ii) the amount, if any, to be distributed on such Distribution Date to Certificateholders of the Series allocable to principal of, and premium (if any), and interest on the Certificates of the Series;

(iii) the amount on deposit in the Expense Reserve Account, the amount of Ordinary Expenses paid to the Administrative Agent, if any, and the Trustee for the period relating to such Distribution Date, the amount of any Extraordinary Trust Expenses incurred during such period and the amount of Certificateholder Excess Trust Expenses to be paid from Available Funds with respect to such Distribution Date;

(iv) (A) the aggregate stated principal amount of the Underlying TLG Debt Securities related to such Series and (B) the current interest rate or rates thereon at the close of business on such Distribution Date;

(v) the aggregate Certificate Principal Balance of such Series at the close of business on such Distribution Date, separately identifying any reduction in such aggregate Certificate Principal Balance on such Distribution Date; and

(vi) such other customary information as the Trustee deems necessary or desirable (or that any Certificateholder reasonably requests), to enable Certificateholders to prepare their tax returns.

In the case of information furnished pursuant to subclauses (ii) and (iii) above, the amounts shall be expressed as a dollar amount per minimum denomination of Certificates or for such other specified portion thereof.  Within a reasonable period of time after the end of each calendar year, the Trustee shall furnish to each Person who at any time during each such calendar year was a Certificateholder a statement containing the information set forth in subclauses (ii), (iii) and (v) above, aggregated for such calendar year or the applicable portion thereof during which such person was a Certificateholder.  Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the Code as are from time to time in effect.  The Trustee shall make available on its website (located at __________________)  to Certificateholders all notices and communications it receives from any TLG Debt Security Issuer and the FDIC with respect to each Underlying TLG Debt Security.

SECTION 4.04 Allocation of Certificateholder Excess Trust Expenses.  With respect to any Series of Certificates, the manner of the allocation of Certificateholder Excess Trust Expenses on any Distribution Date among the Certificateholders of such Series shall be as set forth in the related Series Supplement.

SECTION 4.05 Compliance with Withholding Requirements.  (a) Notwithstanding any other provision of the Trust Agreement to the contrary, the Trustee shall comply with all federal withholding requirements respecting distributions to Certificateholders of interest or original issue discount that the Trustee reasonably believes are applicable under the Code.  The consent of Certificateholders shall not be required for such withholding.

(b) Each Certificateholder will provide the Trustee (and, so long as the Certificates are held at a Depository in the form of Global Securities, each Beneficial Owner of the Certificates will provide such Depository and the Trustee) with evidence that there should not be any withholding tax assessed for federal income tax purposes in respect of distributions to such Certificateholder, such evidence to take the form of a statement, on a duly executed and up-to-date Internal Revenue Service Form W-8BEN (or successor form), Form W-9 (or successor form), or Form W-8ECI (or successor form), as applicable, that identifies the Beneficial Owner of the Certificate; provided, however, that for so long as the Certificates are held at a Depository in the form of Global Securities, the Certificateholder shall have no obligation to provide the Trustee with any such evidence except to the extent it has received such evidence from Beneficial Owners of the Certificates.  The Trustee shall not be required to accept any such Internal Revenue Service forms if it believes that they are not accurate (but the Trustee shall not be required to make any independent investigation to determine their accuracy and, subject to Section 7 of these Standard Terms, may conclusively rely on such provided forms).

(c) If any tax or other governmental charge shall become payable by or on behalf of the Trustee, including any tax or governmental charge required to be withheld from any payment by the Trustee under the provisions of any applicable law or regulation with respect to any Underlying TLG Debt Security or the Certificates, such tax or governmental charge shall be payable by the Certificateholder and may be withheld by the Trustee.  The consent of the Certificateholder shall not be required for such withholding.  In the event the Trustee does withhold any amount from interest or original issue discount distributions to any Certificateholder pursuant to federal withholding requirements, the Trustee shall indicate in the statement required pursuant to Section 4.03 the amount so withheld.

(d) The Depositor and the Trustee shall have the right to refuse the surrender, registration of transfer or exchange of any Certificate with respect to which such tax or other governmental charge shall be payable until such payment shall have been made by the Certificateholder.

(e) The Trust shall not be obligated to pay any additional amounts to the Certificateholders or Beneficial Owners as a result of any withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges.

ARTICLE V

The Certificates

SECTION 5.01 The Certificates.  The Certificates of any Series will be issued in fully registered form and shall be substantially in the form of the exhibit with respect thereto attached to the applicable Series Supplement.

Each Series of Certificates shall be issued by a separate Trust created by a Series Supplement authorized by the Depositor and establishing the terms and provisions of such Series and these Standard Terms.  The intended status of each Trust is to constitute a grantor trust for U.S. federal income tax purposes.  Each Series may be issued with such further particular designation added or incorporated in such title for the Certificates of any particular Series as the Depositor may determine.  Each Certificate shall bear upon its face the designation so selected for the Series to which it belongs.  All Certificates of the same Series shall be identical in all respects except for the denominations thereof.  Except as otherwise provided in a Series Supplement, all Certificates of a particular Series issued under the Trust Agreement shall be in all respects equally and ratably entitled to the benefits hereof without preference, priority or distinction on account of the actual time or times of authentication and delivery, all in accordance with the terms and provisions of the Trust Agreement.

SECTION 5.02 Execution, Authentication and Delivery.  (a)  The Certificates shall be executed on behalf of the Trust by the Trustee by one of its Responsible Officers.  The signature of a Responsible Officer may be manual or facsimile.  Certificates bearing the manual or facsimile signature of individuals who were at any time Responsible Officers shall be binding, notwithstanding that such individuals or any of them have ceased to be Responsible Officers prior to the authentication and delivery of such Certificates or were not Responsible Officers at the date of such Certificates.  The Certificates shall be executed and authenticated upon satisfaction of the conditions set forth in the related Series Supplement.

(b) Each Certificate shall be dated as of the later of the date specified in the related Series Supplement and the date of its authentication.

(c) No Certificate shall be entitled to any benefit under the Trust Agreement or be valid or obligatory for any purpose, unless there appears on such Certificate a certificate of authentication substantially in one of the forms provided for herein or in the form of Certificate attached to the related Series Supplement executed by the Trustee by the signature of one of its authorized signatories, which signature may be manual or facsimile, and such certificate of authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder and is entitled to the benefits of the Trust Agreement.

SECTION 5.03 Registration; Registration of Transfer and Exchange.  (a)  The Trustee shall cause to be kept a register for each Series of Certificates (the registers maintained in such office and in any other office or agency of the Trustee in a Place of Distribution being herein sometimes collectively referred to as the “Certificate Register”) in which a transfer agent and registrar (which may be the Trustee) (the “Certificate Registrar”) shall provide for the registration of Certificates and the registration of transfers and exchanges of Certificates.  The Trustee is hereby initially appointed Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided.  Upon any resignation of any Certificate Registrar, the Depositor shall promptly appoint a successor or, in the absence of such appointment, assume the duties of Certificate Registrar.

If a Person other than the Trustee is appointed by the Depositor as Certificate Registrar, the Depositor will give the Trustee prompt written notice of the appointment of a Certificate

Registrar and of the location, and any change in the location, of the Certificate Register, and the Trustee shall have the right to rely upon a certificate executed on behalf of the Certificate Registrar by an Executive Officer thereof as to the names and addresses of the Certificateholders and the principal amounts and numbers of such Certificates.

(b) Upon surrender for registration of transfer of any Certificate of any Series at the Corporate Trust Office of the Trustee, if the requirements of Section 8-401(a) of the Uniform Commercial Code are met to the Depositor’s satisfaction, the Trustee shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of any authorized denominations, of a like Series and aggregate Certificate Principal Balance.

(c) Notwithstanding any other provisions of this Section, unless and until it is exchanged in whole or in part for the individual Certificates represented thereby, a Global Security representing all or a portion of the Certificates of a Series may not be transferred except as a whole by the Depository for such Series to a nominee of such Depository, by any such nominee to either the Depository or another nominee of the Depository or by the Depository or any nominee to a successor of the Depository for such Series or a nominee of such successor.

(d) At the option of the Certificateholder, Certificates of any Series (other than a Global Security) may be exchanged for other Certificates of the same Series of any authorized denomination or denominations of like tenor and aggregate Certificate Principal Balance upon surrender of the Certificates to be exchanged at the office or agency of the Trustee maintained for such purpose.

(e) If at the time the Depository for the Certificates of a Series notifies the Depositor that it is unwilling or unable to continue as Depository for the Certificates of such Series or if at any time the Depository for the Certificates of such Series shall no longer be eligible under Section 5.07(b), the Depositor shall appoint a successor Depository with respect to the Certificates of such Series.  If a successor Depository for the Certificates of such Series is not appointed by the Depositor within ninety days after the Depositor receives such notice or becomes aware of such ineligibility, the Depositor’s election as specified in the related Series Supplement shall no longer be effective with respect to the Certificates of such Series and Definitive Certificates will be issued pursuant to Section 5.09.

(f) All Certificates issued upon any registration of transfer or exchange of Certificates shall constitute complete and indefeasible evidence of ownership in the Trust related to such Certificates and be entitled to the same benefits under the Trust Agreement as the Certificates surrendered upon such registration of transfer or exchange.

(g) Every Certificate presented or surrendered for registration of transfer or exchange shall (if so required by the Depositor, the Trustee or the Certificate Registrar) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Depositor, the Trustee or the Certificate Registrar, duly executed, by the Certificateholder thereof or his attorney duly authorized in writing, with such signature guaranteed by a brokerage firm or financial institution that is a member of a Securities Approved Medallion Program such as Securities Transfer Agents Medallion Program (STAMP), Stock Exchange Medallion Program (SEMP) or New York Stock Exchange Inc. Medallion Signature Program (MSP).

(h) No service charge shall be made to a Certificateholder for any registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Certificates.

SECTION 5.04 Mutilated, Destroyed, Lost and Stolen Certificates.  If (i) any mutilated Certificate is surrendered to the Trustee at its Corporate Trust Office or (ii) the Depositor receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and there is delivered to the Trustee such security or indemnity as it may require to hold each of it and any Paying Agent harmless, and the Trustee does not receive notice that such Certificate has been acquired by a bona fide purchaser, then the Trustee shall execute, authenticate and deliver, in exchange for any such mutilated Certificate, or in lieu of any such destroyed, lost or stolen Certificate, a new Certificate of the same Series of like tenor, form, terms and principal amount, bearing a number not contemporaneously Outstanding.

Upon the issuance of any new Certificate under this Section, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in respect thereto and any other expenses (including the Trustee’s fees and expenses) connected therewith.

Every new Certificate of any Series issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust related to such Series, whether or not the destroyed, lost or stolen Certificate shall be at any time enforceable by anyone, and shall be entitled to all the benefits of the Trust Agreement equally and proportionately with any and all other Certificates of that Series duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Certificates.

SECTION 5.05 Persons Deemed Owners.  (a)  Subject to Section 4.02, the Depositor, the Trustee and any agent of the Depositor or the Trustee shall treat the Registered Holder of a Certificate as the owner of such Certificate for the purpose of receiving distributions of principal of (and premium, if any) and interest, if any, on such Certificate and for all other purposes whatsoever, whether or not such Certificate be overdue, and neither the Depositor, the Trustee, nor any agent of the Depositor or the Trustee shall be affected by notice to the contrary.

(b) None of the Depositor, the Trustee or any of their agents will have any responsibility or liability for any aspect of the records relating to or distributions made on account of beneficial ownership interests in a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

SECTION 5.06 Cancellation.  Unless otherwise specified in the related Series Supplement for Certificates of any Series, all Certificates surrendered for payment, redemption, transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it.  No Certificates shall be authenticated in lieu of or in exchange for any Certificates cancelled as provided in this Section, except as expressly permitted by the Trust Agreement.

SECTION 5.07 Global Securities.  (a)  For each Series of Certificates, the Trustee shall execute, authenticate and deliver one or more Global Securities upon receipt of a Depositor Order, that (i) shall represent an aggregate initial Certificate Principal Balance equal to the aggregate initial Certificate Principal Balance of the Certificates of such Series to be represented by such one or more Global Securities, (ii) shall be registered in the name of the Depository for such Global Security or Global Securities or the nominee of such Depository, (iii) shall be delivered by the Trustee to such Depository or pursuant to such Depository’s instruction and (iv) shall bear a legend substantially to the following effect:  “Unless and until it is exchanged in whole or in part for the individual Certificates represented hereby, this Global Security may not be transferred except as a whole and may only be transferred by the Depository to a nominee of the Depository, by any such nominee to either the Depository or another nominee of the Depository or by the Depository or any nominee to a successor of the Depository or a nominee of such successor.”

No Beneficial Owner of a Certificate of any Series will receive a Definitive Certificate representing such Beneficial Owner’s interest in the Certificate or Certificates of such Series, except as provided in Section 5.09.  Unless and until definitive, fully-registered Certificates (the “Definitive Certificates”) have been issued to Certificateholders of such Series pursuant to Section 5.09:

(i) the provisions of this Section 5.07 shall be in full force and effect;

(ii) the Certificate Registrar and the Trustee shall be entitled to deal with the Depository, as the sole Certificateholder of such Series, for all purposes under the Trust Agreement (including the distribution of principal of, and premium, if any, and interest on the Certificates and the giving of instructions or directions hereunder) and shall have no obligation to the Beneficial Owners of such Series;

(iii) to the extent that the provisions of this Section 5.07 conflict with any other provisions of the Trust Agreement, the provisions of this Section 5.07 shall control;

(iv) the rights of Beneficial Owners of such Series shall be exercised only through the Depository or its Participants and shall be limited to those established by law and agreements between such Beneficial Owners and the Depository or its Participants pursuant to the Rules of the Depository; unless and until Definitive Certificates are issued pursuant to Section 5.09, the Depository will make book-entry transfers among the Participants and receive and transmit distributions of principal of, and interest on, the related Certificates to such Participants;

(v) registration of the Global Securities may not be transferred by the Trustee except to another Depository;

(vi) the Depository may collect its usual and customary fees, charges and expenses from its Participants;

(vii) the Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Participants; and

(viii) whenever the Trust Agreement requires or permits actions to be taken based upon instructions or directions of Certificateholders of such Series evidencing a specified percentage of the aggregate Voting Rights of the Outstanding Certificates of such Series, the Depository shall be deemed to represent such specified percentage only to the extent that it has received instructions to such effect from Beneficial Owners of such Series or Participants in such Depository’s system whose holdings of Certificates of such Series evidence such specified percentage and who have delivered such instructions to the Trustee.

(b) Each Depository designated in the related Series Supplement for a Global Security must, at the time of its designation and at all times while it serves as such Depository, be a Clearing Agency.

SECTION 5.08 Notices to Depository.  Whenever a notice or other communication to the Certificateholders of a Series represented by one or more Global Securities is required under the Trust Agreement, unless and until Definitive Certificates for such Series shall have been issued to such Beneficial Owners pursuant to Section 5.09, the Trustee shall give all such notices and communications specified herein to be given to Certificateholders of such Series to the Depository, and shall have no obligation to the Beneficial Owners.

SECTION 5.09 Definitive Certificates.  If in respect of a Series represented by one or more Global Securities:  (i) the Depositor advises the Trustee in writing that the Depository is no longer willing or able to properly discharge its responsibilities with respect to the Certificates of such Series and the Depositor is unable to locate a qualified successor as provided in Section 5.03 or (ii) the Depositor at its option advises the Trustee in writing that it elects to terminate the book-entry system of such Series through the Depository then the Depository shall notify all Beneficial Owners or Participants in the Depository’s system with respect to such Series and the Trustee of the occurrence of any such event and of the availability of Definitive Certificates for such Series to Beneficial Owners of such Series.

Upon surrender to the Trustee of the Global Securities of any Series by the Depository, accompanied by re-registration instructions, the Trustee shall execute and authenticate the Definitive Certificates of such Series in accordance with the instructions of the Depository.  In connection with such exchange of Global Securities for Definitive Certificates pursuant to this Section 5.09, the Certificate Registrar shall reflect on its books and records the date of such exchange and a decrease in the Certificate Principal Balance of such Global Securities in an amount equal to the Certificate Principal Balance of the beneficial ownership interests in such Global Securities being exchanged for Definitive Certificates.  None of the Depositor, the Certificate Registrar or the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions.  Upon the issuance of Definitive Certificates of a Series, the Trustee shall recognize the holders of the Definitive Certificates of such Series as Certificateholders.

SECTION 5.10 Currency of Distributions in Respect of Certificates.  Certificates of any Series and distributions of the principal of (and premium, if any) and interest on Certificates of such Series will be made in Dollars.

SECTION 5.11 Conditions of Authentication and Delivery of New Series.  Certificates of a new Series may be issued at any time and from time to time after the execution and delivery of these Standard Terms.  The Trustee shall execute, authenticate and deliver Certificates of such Series upon receipt of a Depositor Order and upon delivery by the Depositor to the Trustee of the documents and satisfaction of the other conditions, each as set forth in the related Series Supplement.

SECTION 5.12 Appointment of Paying Agent.  The Trustee may appoint one or more paying agents (each, a “Paying Agent”) with respect to the Certificates of any Series.  Any such Paying Agent shall be authorized to make distributions to Certificateholders of such Series from the Certificate Account for such Series pursuant to the provisions of the applicable Series Supplement and shall report the amounts of such distributions to the Trustee.  Any Paying Agent shall have the revocable power to withdraw funds from such Certificate Account for the purpose of making the distributions referred to above.  The Trustee may revoke such power and remove the Paying Agent if the Trustee determines in its sole discretion that the Paying Agent shall have failed to perform its obligations under the Trust Agreement in any material respect.  The Paying Agent shall initially be the Trustee and any co-paying agent chosen by the Trustee and acceptable to the Depositor.  Any Paying Agent shall be permitted to resign as Paying Agent upon thirty days’ notice to the Trustee.  In the event that the Trustee shall no longer be the Paying Agent, the Trustee shall appoint a successor or additional Paying Agent.  The Trustee shall cause each successor to act as Paying Agent to execute and deliver to the Trustee, an instrument in which such successor or additional Paying Agent shall agree with the Trustee that it will hold all sums, if any, held by it for distribution to the Certificateholders in trust for the benefit of the Certificateholders entitled thereto until such sums shall be distributed to such Certificateholders and will agree to such other matters as are required by Section 317(b) of the Trust Indenture Act.  The Paying Agent shall return all unclaimed funds to the Trustee and upon removal shall also return all funds in its possession to the Trustee.  All of the rights and protections provided to the Trustee in the Trust Agreement, including without limitation the provisions of Sections 7.01, 7.04, 7.05 and 7.07, shall apply to the Trustee also in its role as Paying Agent, for so long as the Trustee shall act as Paying Agent.  Any reference in the Trust Agreement to the Paying Agent shall include any co-paying agent unless the context requires otherwise.  Notwithstanding anything contained herein to the contrary, the appointment of a Paying Agent pursuant to this Section 5.12 shall not release the Trustee from the duties, obligations, responsibilities or liabilities arising under the Trust Agreement other than with respect to funds paid to such Paying Agent.

SECTION 5.13 Authenticating Agent.  (a)  The Trustee may appoint one or more authenticating agents (each, an “Authenticating Agent”) with respect to the Certificates of any Series which shall be authorized to act on behalf of the Trustee in authenticating such Certificates in connection with the issuance, delivery and registration of transfer or exchange of such Certificates.  The initial Authenticating Agent shall be the Trustee.  Whenever reference is made in the Trust Agreement to the authentication of Certificates by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent.  Each subsequent Authenticating Agent must be acceptable to the Depositor.  Notwithstanding anything contained herein to the contrary, the appointment of an Authenticating Agent pursuant to this Section 5.13 shall not release the Trustee from the duties, obligations, responsibilities or liabilities arising under the Trust Agreement.

(b) Any institution succeeding to the corporate agency business of any Authenticating Agent shall continue to be an Authenticating Agent without the execution or filing of any power or any further act on the part of the Trustee or such Authenticating Agent.  An Authenticating Agent may at any time resign by giving notice of resignation to the Trustee and to the Depositor.  The Trustee may at any time terminate the agency of an Authenticating Agent by giving notice of termination to such Authenticating Agent and to the Depositor.  Upon receiving such a notice of resignation or upon such a termination, or in case at any time an Authenticating Agent shall cease to be acceptable to the Trustee or the Depositor, the Trustee promptly may appoint a successor Authenticating Agent.  Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent.  No successor Authenticating Agent shall be appointed unless acceptable to the Depositor.  The Trustee agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section.  All of the rights and protections provided to the Trustee in the Trust Agreement, including without limitation the provisions of Sections 7.01, 7.04, 7.05 and 7.07, shall be applicable to any Authenticating Agent.

(c) Pursuant to an appointment made under this Section, the Certificates may have endorsed thereon, in lieu of the Trustee’s certificate of authentication, an alternate certificate of authentication in substantially the following form:

This is one of the Certificates described in the Standard Terms and the related Series Supplement.

Dated:

as Authenticating Agent
for the Trustee,

By:________________________

SECTION 5.14 Actions by Certificateholders.  (a)  Wherever in the Trust Agreement a provision is made that an action may be taken or a notice, demand or instruction given by Certificateholders or Beneficial Owners, such action, notice, demand or instruction may be taken or given by any Certificateholder or Beneficial Owner and may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Certificateholders or Beneficial Owners in person or by agents duly appointed in writing; and except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee.  The fact and date of the execution by any Person of any such instrument or instruments may be proved in any manner which the Trustee deems sufficient.

(b) Certificateholders or Beneficial Owners shall not be required to act in concert with any other Certificateholder or Beneficial Owner or any other Person.

(c) Any request, demand, authorization, direction, notice, consent, waiver or other act by a Certificateholder or Beneficial Owner of a Certificate shall bind such Certificateholder or Beneficial Owner and every subsequent Certificateholder or Beneficial Owner of such Certificate or any Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, suffered or omitted to be done by the Certificateholder or Beneficial Owner or the Trustee in reliance thereon, whether or not notation of such action is made upon such Certificate.

SECTION 5.15 Control by Certificateholders.  The Certificateholders of the Required Percentage—Direction of Trustee of any Series shall have the right to direct the time, method and place of conducting any Proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee under the Trust Agreement, including any right of the Trustee as holder of the Conveyed Assets, if any; provided, however, that:

(1)           such direction shall not be in conflict with any rule of law (including without limitation the TLGP Rule) or with the Trust Agreement, or the Master Agreement and would not involve the Trustee in personal liability or expense;

(2)           the Trustee shall not determine that the action so directed would be unjustly prejudicial to the Certificateholders of such Series not taking part in such direction; and

(3)           the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

SECTION 5.16  Right of Certificateholders to Receive Payments Not to Be Impaired.  Anything in the Trust Agreement to the contrary notwithstanding, the right of any Certificateholder to receive distributions of payments required pursuant to Section 4.01 hereof on the Certificates when due, or to institute suit for enforcement of any such payment on or after the applicable Distribution Date or other date specified herein for the making of such payment, shall not be impaired or affected without the consent of each such Certificateholder.

SECTION 5.17 Remedies Cumulative.  Every remedy given hereunder to the Trustee or to any of the Certificateholders shall not be exclusive of any other remedy or remedies, and every such remedy shall be cumulative and in addition to every other remedy given hereunder or now or hereafter given by statute, law, equity or otherwise.

ARTICLE VI

The Depositor

SECTION 6.01 Liability of the Depositor.  The Depositor shall be liable in accordance herewith only to the extent of the obligations specifically imposed on it by these Standard Terms and the related Series Supplement.

SECTION 6.02 Limitation on Liability of the Depositor.  (a)  The Depositor shall not be under any obligation to expend or risk its own funds or otherwise incur financial liability in the performance of its duties hereunder or under a Series Supplement or in the exercise of any of its rights or powers if reasonable grounds exist for believing that the repayment or such funds or adequate indemnity against such risk or liability is not reasonably satisfactory to it.

(b) Neither the Depositor nor any of its directors, managers, officers, employees or agents shall be under any liability for any losses, costs or damages or otherwise to any Trust or the Certificateholders of any Series for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Trust Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor nor any such Person against any specific liability hereunder or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties specifically set forth hereunder or by reason of reckless disregard of its obligations and duties hereunder.

(c) The Depositor shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties under the Trust Agreement and, in its opinion, may cause it to incur any expense or liability; provided, however, that the Depositor may in its discretion undertake any such action which it may deem necessary or desirable with respect to the Trust Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder.  The Depositor shall be under no obligation whatsoever to appear in, prosecute or defend any action, suit or other proceeding in respect of any Underlying TLG Debt Security.

(d) The Depositor shall not be liable to any Certificateholder for any action or non-action by it in reliance upon the advice of or information from legal counsel, accountants, any Certificateholder or any other person believed by it in good faith to be competent to give such advice or information, including, without limitation, the Trustee or any other party to the Trust Agreement.  The Depositor may rely and shall be protected in acting upon any written notice, request, direction or other document believed by it to be genuine and to have been signed or presented by the proper party or parties.

(e) The Depositor shall not incur any liability to any Certificateholder if, by reason of any provision of any present or future law, or regulation thereunder, or any governmental authority, or by any reason of any act of God or war or other circumstance beyond the control of the relevant party, the Depositor shall be prevented or forbidden from doing or performing any act or thing which the terms of the Trust Agreement provide shall be done or performed; and the Depositor shall not incur any liability to any Certificateholder by reason of any non-performance or delay, caused as aforesaid, in the performance of any act or thing which the terms of the Trust

Agreement provide shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in the Trust Agreement.

SECTION 6.03 Depositor May Purchase Certificates.  The Depositor and its Affiliates may at any time purchase Certificates at any price in the open market or otherwise.  Certificates so purchased by the Depositor or its Affiliates may, at the discretion of the Depositor, be held or resold or surrendered to the Trustee for cancellation.

SECTION 6.04 Depositor to Furnish Names and Addresses of Certificateholders to Trustee.  With respect to each Series, the Depositor shall furnish or cause to be furnished to the Trustee not more than five days after each Record Date, and at such other times as the Trustee may request in writing, a list, in such form as the Trustee may reasonably require, to the extent such information is in the possession or control of the Depositor as of the close of business on the applicable Record Date; provided, however, that so long as the Trustee maintains the Certificate Register, no such list shall be required to be furnished.

SECTION 6.05 Merger or Consolidation of the Depositor.  Nothing in the Trust Agreement shall prevent any consolidation or merger of the Depositor with or into any other corporation, or any consolidation or merger of any other corporation with or into the Depositor or any sale or transfer of all or substantially all of the property and assets of the Depositor to any other Person lawfully entitled to acquire the same; provided, however, that, so long as Certificates are outstanding hereunder, the Depositor covenants and agrees that any such consolidation, merger, sale or transfers shall be upon the condition that the due and punctual performance and observance of all the terms, covenants and conditions of the Trust Agreement to be kept or performed by the Depositor shall be assumed by the Person (if other than the Depositor) formed by or resulting from any such consolidation or merger, or which shall have received the transfer of all or substantially all of the property and assets of the Depositor, just as fully and effectually as if successor Person had been the original party of the first part hereto; and in the event of any such sale or transfer the predecessor Depositor may be dissolved, wound up and liquidated at any time thereafter.

SECTION 6.06 No Liability of the Depositor with Respect to the Conveyed Assets; Certificateholders to Proceed Directly Against the TLG Debt Security Issuers.  (a)  The Depositor is not passing on and assumes no responsibility with respect to any Underlying TLG Debt Securities or any of the TLG Underlying Instruments.  The Depositor makes no representations or warranties as to the validity or sufficiency of any Underlying TLG Debt Security or any of the TLG Underlying Instruments or any related document (including without limitation whether any Underlying TLG Debt Security is entitled to the benefit of the FDIC Guarantee).  Except for the FDIC with respect to the FDIC Guarantee, the sole obligor with respect to any Underlying TLG Debt Security is the TLG Debt Security Issuer thereof.  The Depositor shall not be accountable for any default by a TLG Debt Security Issuer, the FDIC or for the failure of any TLG Debt Security Issuer to comply with any requirements of the TLGP Rule, including without limitation if the Trust suffers a total loss with respect to any Underlying TLG Debt Security.  The Depositor shall not have any obligation on or with respect to the Conveyed Assets and its obligations with respect to Certificates shall be solely as set forth in the Trust Agreement.

(b) The Depositor is not authorized to proceed against the Underlying TLG Debt Security Issuers in the event of a default or otherwise or to assert the rights and privileges of Certificateholders (except to the extent it is otherwise a Certificateholder) and has no duty in respect thereof.  Certificateholders shall have no recourse against the Depositor for payment defaults on the Underlying TLG Debt Securities.

ARTICLE VII

Concerning the Trustee

SECTION 7.01 Duties of Trustee.  (a)  The Trustee undertakes to perform such duties and only such duties as are specifically set forth in these Standard Terms and the related Series Supplement.  The Trustee shall exercise those rights in a manner consistent with the status of any Trust created hereunder as a grantor trust for U.S. federal income tax purposes.  The Trustee shall not have any power to vary the investment of any Certificateholders of any Series or to accept any assets other than the Trust Estate (or the proceeds thereof) transferred to it on the Closing Date of any Series.  Any permissive right of the Trustee enumerated in the Trust Agreement shall not be construed as a duty and shall be interpreted consistently with the status of the Trust as a grantor trust.

(b) The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of the Trust Agreement, shall examine them to determine whether they conform on their face to the requirements of the Trust Agreement.  If any such instrument is found not to conform on its face to the requirements of the Trust Agreement, the Trustee shall take action as it deems appropriate to have the instrument corrected, and if the instrument is not corrected to the Trustee’s satisfaction, the Trustee will provide notice thereof to the Depositor and Certificateholders.

(c) No provision of the Trust Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own misconduct; provided, however, that:

(i) the duties and obligations of the Trustee shall be determined solely by the express provisions of the Trust Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in the Trust Agreement, no implied covenants or obligations shall be read into the Trust Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee that conform to the requirements of the Trust Agreement; provided, however, that, under no circumstances shall the Trustee be liable for any consequential, indirect or punitive damages;

(ii) the Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(iii) the Trustee shall not be liable in either its capacity as Trustee or individually with respect to any action taken, suffered or omitted to be taken by it in good faith without negligence or misconduct in accordance with (i) the direction of Certificateholders of the Required Percentage—Direction of Trustee of a given Series, as specified in the applicable Series Supplement relating to the time, method and place of conducting any Proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under the Trust Agreement or (ii) any other directions from the Certificateholders or the Depositor that each is entitled to give under the Trust Agreement and that are received by the Trustee;

(iv) except to the extent such funds or financial liability relate to Ordinary Expenses, the Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it;

(v) except for actions expressly authorized by the Trust Agreement, the Trustee shall take no actions reasonably likely to (A) impair the interests of the Trust in any Conveyed Assets now existing or hereafter acquired, (B) impair the value of any Underlying TLG Debt Securities or any other item of the Trust Estate, (C) require the Trust to be registered under the Investment Company Act or (D) cause the Trust to be taxed as an association or publicly traded partnership taxable as a corporation for U.S. Federal income tax purposes;

(vi) except as expressly provided in the Trust Agreement, the Trustee shall have no power to vary the corpus of the Trust including by (A) accepting any substitute obligation or asset for any Conveyed Assets initially assigned to the Trustee under Section 2.01, (B) adding any other investment, obligation or security to the Trust or (C) withdrawing from the Trust any Conveyed Assets except as expressly required with respect to any Underlying TLG Debt Security and its role as Representative with respect thereto;

(vii) in the event that the Paying Agent or the Certificate Registrar shall fail to perform any obligation, duty or agreement in the manner or on the day required to be performed by the Paying Agent or Certificate Registrar, as the case may be, under the Trust Agreement, the Trustee shall be obligated promptly upon its knowledge thereof to perform such obligation, duty or agreement in the manner so required;

(viii) the Trustee shall not be liable to any Certificateholder for any action or non-action by it in reliance upon the advice of or information from legal counsel, accountants, any Certificateholder or any other person believed by it in good faith to be competent to give such advice or information, including, without limitation, the Depositor or any other party to the Trust Agreement.  The Trustee may rely and shall be protected in acting upon any written notice, request, direction or other document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(ix) the Trustee shall not incur any liability to any Certificateholder if, by reason of any provision of any present or future law, or regulation thereunder, or any governmental authority, or by any reason of any act of God or war or other circumstance beyond the control of the relevant party, the Trustee shall be prevented or forbidden from doing or performing any act or thing which the terms of the Trust Agreement provide shall be done or performed; and the Trustee shall not incur any liability to any Certificateholder by reason of any non-performance or delay, caused as aforesaid, in the performance of any act or thing which the terms of the Trust Agreement provide shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in the Trust Agreement;

(x) except as otherwise specifically provided in Section 5.15, this Article 7, Section 8.02 and Section 11 of the Series Supplement and the Underlying TLG Notes, the Trustee shall be under no obligation whatsoever to appear in, prosecute or defend any action, suit or other proceeding in respect of any Conveyed Assets;

(xi) whenever in the administration of the Trust Agreement the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officers’ Certificate; and

(xii) the Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in reliance thereon, unless the Trustee’s taking, suffering or omitting such action shall have been willful misconduct or in bad faith.

(d) Within five Business Days after the receipt by the Trustee of a written application by any three or more Certificateholders stating that the applicants desire to communicate with other Certificateholders with respect to their rights under the Trust Agreement or under the Certificates, and accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, and by reasonable proof that each such applicant has owned its Certificates for a period of at least six months preceding the date of such application, the Trustee shall, at its election, either:

(i) afford to such applicants access to all information so furnished to or received by the Trustee; or

(ii) inform such applicants as to the approximate number of Certificateholders according to the most recent information so furnished to or received by the Trustee, and as to the approximate cost of mailing to such Certificateholders the form of proxy or other communication, if any, specified in such application.

If the Trustee shall elect not to afford to such applicants access to such information, the Trustee shall, upon the written request of such applicants, mail to all such Certificateholders copies of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Trustee of the material to be mailed and of payment, or provision for the payment, of the reasonable expenses of such mailing.

SECTION 7.02 Between Trustee and Administrative Agents.  (a)  Unless otherwise provided in a Series Supplement, the Trustee may enter into Administrative Agreements with one or more Administrative Agents in order to delegate certain of its administrative obligations with respect to a related Series under the Trust Agreement to such Administrative Agents; provided, however, that (i) such delegation shall not release the Trustee from its duties, obligations, responsibilities or liabilities arising under the Trust Agreement; (ii) no such delegation shall relate to any obligations of the Trustee as Representative with respect to any Underlying TLG Debt Security or with respect to the exercise of any remedies as holder of an Underlying TLG Debt Security as provided in the Trust Agreement or result in a violation of the TLGP Rule; (iii) the Rating Agency Condition shall have been satisfied with respect to the entering into of any such agreement; and (iv) such agreements are consistent with the terms of these Standard Terms and, with respect to Certificates of any Series, the related Series Supplement.  With respect to any Series of Certificates, each Administrative Agreement shall impose on the Administrative Agent requirements conforming to the provisions set forth in Section 3.01 and provide for administration of the related Trust and all or certain Conveyed Assets for such Series consistent with the terms of the Trust Agreement.  Additional requirements relating to the scope and contents of any Administrative Agreement may be provided in the applicable Series Supplement.  The Trustee shall deliver to the Depositor copies of all Administrative Agreements which it enters into, and any amendments thereto or modifications thereof, promptly upon the Trustee’s execution and delivery of any such instruments.

(b) The Trustee shall be entitled to terminate any Administrative Agreement which it enters into and the rights and obligations of any Administrative Agent under any Administrative Agreement in accordance with the terms and conditions of any such Administrative Agreement.  In the event of a termination of any Administrative Agreement, the Trustee shall simultaneously reassume direct responsibility for all obligations delegated in such Administrative Agreement without any act or deed on the part of the applicable Administrative Agent, and the Trustee shall perform directly the administrative obligations previously performed by the Administrative Agent with respect to the related Underlying TLG Debt Securities or shall enter into an Administrative Agreement with a successor Administrative Agent which so qualifies under this Section 7.02.

(c) If an Administrative Agent is performing administrative obligations with respect to one or more Underlying TLG Debt Securities pursuant to an Administrative Agreement, the Administrative Agent shall be required immediately to direct the Trustee to deposit into an Eligible Account established by such Administrative Agent (an “Administrative Account”) any amounts collected with respect thereto in each case in the manner provided in the applicable Series Supplement.

SECTION 7.03 Sub-Administrative Agreements Between Administrative Agent or Trustee and Sub-Administrative Agents.  (a)  Unless otherwise provided in a Series Supplement, an Administrative Agent specified in the applicable Series Supplement and the Trustee may enter into Sub-Administrative Agreements with one or more Sub-Administrative Agents in order to delegate their administrative obligations with respect to a related Series under these Standard Terms to such Sub-Administrative Agents; provided, however, that (i) such delegation shall not release either such Administrative Agent or the Trustee, as applicable, from the duties, obligations, responsibilities or liabilities arising under these Standard Terms; (ii) no such delegation shall relate to any obligations of the Trustee as Representative with respect to any Underlying TLG Debt Security or with respect to the exercise of any remedies as holder of an Underlying TLG Debt Security as provided in the Trust Agreement or result in a violation of the TLGP Rule; (iii) the Rating Agency Condition shall have been satisfied with respect to the entering into of any such agreement and (iv) such agreements are consistent with the terms of these Standard Terms and, with respect to Certificates of any Series, the related Series Supplement.  With respect to any Series of Certificates, each Sub-Administrative Agreement shall impose on the Sub-Administrative Agent requirements conforming to the provisions set forth in Section 3.01 and provide for administration of the related Trust and all or certain specified Conveyed Assets for such Series consistent with the terms of the Trust Agreement.  Additional requirements relating to the scope and contents of any Sub-Administrative Agreement may be provided in the applicable Series Supplement.  Each Administrative Agent shall deliver to the Trustee and the Depositor copies of all Sub-Administrative Agreements which it enters into, and any amendments or modifications thereof, promptly upon the Administrative Agent’s execution and delivery of any such instruments.  The Trustee shall deliver to the Depositor copies of all Sub-Administrative Agreements which it enters into, and any amendments or modifications thereof, promptly upon the Trustee’s execution and delivery of any such instruments.

(b) An Administrative Agent specified in the applicable Series Supplement and the Trustee shall each be entitled to terminate any Sub-Administrative Agreement which they enter into and the rights and obligations of any Sub-Administrative Agent under any Sub-Administrative Agreement in accordance with the terms and conditions of any such Sub-Administrative Agreement.  In the event of a termination of any Sub-Administrative Agreement, the Administrative Agent or the Trustee, as applicable, shall simultaneously reassume direct responsibility for all obligations delegated in such Sub-Administrative Agreement without any act or deed on the part of the applicable Sub-Administrative Agent, the Trustee or the Administrative Agent, and the Administrative Agent or the Trustee, as applicable, either shall perform directly the administrative obligations previously performed by the Sub-Administrative Agent with respect to the related Underlying TLG Debt Securities or shall enter into a Sub-Administrative Agreement with a successor Sub-Administrative Agent which so qualifies under this Section 7.03.

(c) If a Sub-Administrative Agent is performing administrative obligations with respect to one or more Underlying TLG Debt Securities pursuant to a Sub-Administrative Agreement, the Sub-Administrative Agent shall be required immediately to direct the Trustee to deposit into an Eligible Account established by such Sub-Administrative Agent (a “Sub-Administrative Account”) any amounts collected with respect thereto in each case in the manner provided in the applicable Series Supplement.

SECTION 7.04 Certain Matters Affecting the Trustee.  (a)  Except as otherwise provided in this Article VII:

(i) the Trustee may request and rely upon and shall be protected in acting or refraining from acting upon any resolution, Officer’s Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

(ii) the Trustee may consult with counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

(iii) the Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by the Trust Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or direction of any of the Certificateholders (except to the extent such exercise constitutes a duty or obligation of the Trustee (including without limitation as Representative) under the express provisions of the Trust Agreement absent any Certificateholder request, order or direction), pursuant to the provisions of the Trust Agreement, unless such Certificateholders shall have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities which may be incurred therein or thereby;

(iv) the Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by the Trust Agreement;

(v) the Trustee shall not be bound to make any investigation into the facts of matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, approval, bond or other paper or document believed by it to be genuine, unless requested in writing to do so by Certificateholders of the Required Percentage—Direction of Trustee of the affected Series, as specified by the applicable Series Supplement; and such Certificateholders shall have offered to the Trustee indemnity reasonably satisfactory to it against such cost, expense or liability as a condition to taking any such action; and

(vi) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian.

(b) All rights of action under the Trust Agreement or under any of the Certificates, enforceable by the Trustee, may be enforced by it without the possession of any of the Certificates of any Series, or the production thereof at the trial or other Proceeding relating thereto, and any such suit, action or proceeding instituted by the Trustee shall be brought in its name for the benefit of all of the Certificateholders, subject to the provisions of the Trust Agreement.

SECTION 7.05 Trustee Not Liable for Recitals in Certificates or Underlying TLG Debt Securities.  The Trustee assumes no responsibility for the correctness of the recitals contained herein and in the Certificates or in any document issued in connection with the sale of the Certificates (other than the signature and authentication on the Certificates).  Except as set forth in Section 7.12, the Trustee makes no representations or warranties as to the validity or sufficiency of the Trust Agreement or of the Certificates of any Series (other than the signature and authentication on the Certificates) or of any Underlying TLG Debt Security or related document except for the acknowledgement of the Representative contained in an Underlying TLG Debt Security or any demand made to the FDIC and any other statement, certification, representation, acknowledgement or agreement of the Trustee in its capacity as Representative that is required to be included in an Underlying TLG Debt Security pursuant to the TLGP Rule or Annex A of the Master Agreement.  For the avoidance of doubt, this Section 7.05 does not apply to any statements, certifications, representations, acknowledgements or agreements the Trustee may make in its capacity as Representative with respect to an Underlying TLG Debt Security in any assignment substantially in the form attached as Exhibit A to any Underlying TLG Note.  The Trustee shall not be accountable for the use or application by the Depositor of any of the Certificates or of the proceeds of such Certificates.

SECTION 7.06 Trustee May Own Certificates.  Subject to Section 370.3(e)(5) of the TLGP Rule, the Trustee in its individual capacity or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Trustee.

SECTION 7.07 Trustee’s Fees and Expenses.  (a)  The applicable Series Supplement shall specify the amount and circumstances of the Trustee’s compensation and the source thereof.

(b) If the Prepaid Ordinary Expenses or Reserved Ordinary Expenses, as applicable, set forth in the Series Supplement are greater than zero, the Trustee acknowledges that the Depositor has paid to the Trustee an amount equal to the Prepaid Ordinary Expenses or Reserved Ordinary Expenses, as applicable, and the Trustee agrees that the payment of such amount shall constitute full and final satisfaction of and payment for all Ordinary Expenses incurred on or prior to the Closing Date and in any event all amounts with respect to clause (C) of the definition of Ordinary Expenses.

(c) Unless otherwise specified in the related Series Supplement, all Ordinary Expenses of the Trustee and any Administrative Agent named in the Series Supplement, shall be paid for from the Reserved Ordinary Expense Amount on deposit in the Expense Reserve Account in accordance with the related Series Supplement and these Standard Terms.  The Trustee agrees that its right to receive payment of Ordinary Expenses as provided in Section 3.05 shall constitute full and final satisfaction of and payment for all Ordinary Expenses and that the Trustee shall have no claim on payment of Ordinary Expenses from any other source (unless otherwise specified in the applicable Series Supplement).

(d) The Trustee shall not take any action, nor shall the Trustee be required to take any action, including appearing in, prosecuting or defending any action or suit hereunder or in relation hereto, which is not indemnifiable under Section 7.13 hereof that, in the Trustee’s opinion, would or might cause it to incur costs, expenses or liabilities that are Extraordinary Trust Expenses unless (i) the Trustee is satisfied that it will have adequate security or indemnity in respect of such costs, expenses and liabilities, and (ii) either (A) in the reasonable judgment of the Trustee, amounts on deposit in the Expense Reserve Account are sufficient to cover such costs, expenses or liabilities, (B)(x) the Trustee has been instructed to do so by Certificateholders of the Required Percentage—Direction of Trustee for the related Series and (y) the Certificateholders, pursuant to the instructions given under clause (x) above, have agreed that such costs, expenses or liabilities shall either be (1) paid by the Trustee from the Trust, in the case of a vote of 100% of the Voting Rights of Certificates then Outstanding (such costs, expenses or liabilities, “Certificateholder Excess Trust Expenses”) or (2) paid by such Certificateholders providing such instructions, in which case the Trustee shall be entitled to receive, upon demand, reimbursement from those Certificateholders who have agreed to bear the entire amount of such costs, expenses or liabilities, on a pro rata basis among such Certificateholders or (C) such costs, expenses or liabilities arise from any actions that (x) the Trustee in its reasonable judgment considers to be in the interest of the Certificateholders and the Depositor has consented thereto in writing, (y) are consistent with the Trustee’s duties under the Trust Agreement and (z) are not actions for which the Trustee is otherwise permitted to require reasonable indemnification from the Certificateholders prior to any action on its part and are not actions for which the Trustee is required to seek direction from the Certificateholders under the Trust Agreement, in which case the Depositor will indemnify the Trustee against any such cost, expense or liability, other than any cost, liability or expense (1) that constitutes an Ordinary Expense or (2) that is incurred by reason of willful misfeasance, bad faith or negligence in the performance of the Trustee’s duties hereunder or by reason of reckless disregard of the Trustee’s obligations and duties hereunder or as a result of a breach of the Trustee’s obligations and duties hereunder.  Notwithstanding anything to the contrary contained herein, the Trustee may in its discretion undertake any action which it may deem necessary or desirable with respect to the Trust Agreement and the rights and duties of the parties thereto and the interests of the Certificateholders thereunder.  If Extraordinary Trust Expenses are not either (I) approved unanimously by 100% of the Certificates of the related Series or (II) payable from the Expense Reserve Account, such Extraordinary Trust Expenses shall not be an obligation of the Trust, and the Trustee shall not file any claim against the Trust therefor notwithstanding any failure of Certificateholders of such Series to reimburse the Trustee.

(e) Subject to subsection 7.07(d) and the related Series Supplement, all Extraordinary Trust Expenses, to the extent not paid from the Reserved Extraordinary Trust Expense Amount on deposit in the Expense Reserve Account are, and shall be, obligations of the Trust and when due and payable shall be satisfied solely by payments from the Certificate Account in accordance with the related Series Supplement.  Without derogation of the Trustee’s rights and obligations set forth in Section 7.09, the Trustee agrees that the failure on its part to receive payments of Ordinary Expenses or Extraordinary Trust Expenses shall not release the Trustee from its duties hereunder.

SECTION 7.08 Eligibility Requirements for Trustee.  The Trustee hereunder shall at all times (i) be a corporation or an association which is not an Affiliate of the Depositor or with respect to any Underlying TLG Debt Security, an affiliate, institution-affiliated party, insider or insider of an affiliate of the related TLG Debt Security Issuer, as described in Section 370.3(e)(5) of the TLGP Rule (but may have normal banking relationships with such parties and their Affiliates), (ii) be organized, in good standing and doing business under the laws of any State or the United States and authorized under such laws to exercise corporate trust powers and shall be eligible to act as a trustee under Section 310(a) of the Trust Indenture Act, (iii) have a combined capital and surplus of at least $50,000,000, (iv) be subject to supervision or examination by U.S. federal or state banking authorities and (v) satisfy the requirements of Section (a)(4)(i) of Rule 3a-7 under the Investment Company Act.  If such corporation or association (or its parent) publishes reports of conditions at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authorities, then for the purposes of this Section the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of conditions so published.  Such corporation or association (or its parent) must be rated in one of the four highest rating categories by at least one Rating Agency.  In the event that at any time such Trustee shall cease to be eligible in accordance with the provisions of this Section, such Trustee shall resign immediately in the manner and with the effect specified in Section 7.09.

SECTION 7.09 Resignation or Removal of the Trustee; Appointment of Successor Trustee.  (a)  The Trustee may at any time resign as Trustee hereunder by written notice of its election to do so, delivered to the Depositor and each Rating Agency, and such resignation shall take effect only upon the appointment of a successor Trustee and its acceptance of such appointment as hereinafter provided; provided, however, that in the event of such resignation, the Trustee shall (a) assist the Depositor in finding a successor Trustee acceptable to the Depositor, (b) negotiate in good faith concerning any prepaid or reserved fees that have not yet accrued and (c) cooperate fully in effecting the orderly transition to the successor trustee of all information related to the transaction.

(b) The Depositor or Certificateholders of the Required Percentage—Removal of Trustee of any Series may at any time remove the Trustee as Trustee hereunder by written notice delivered to the Trustee and each Rating Agency in the manner provided in Section 8.04 hereof, and such removal shall take effect only upon the appointment of the successor trustee and its acceptance of such appointment as provided in Section 7.09(e); provided, however, that in the event of such removal, the Depositor shall negotiate in good faith with the Trustee in order to agree regarding payment of the termination costs of the Trustee resulting from such removal.  The related Series Supplement will specify if the Depositor will be responsible for the expenses incurred in the resignation or removal of the Trustee and the appointment of a successor trustee or if such amount will be paid from the Expense Reserve Account or as otherwise set forth in the related Series Supplement.

(c) Upon the designation of a successor Trustee, following either resignation or removal of the Trustee, the Trustee shall deliver to the successor Trustee all records relating to the Certificates in the form and manner then maintained by the Trustee, which shall include a hard copy thereof upon written request of the successor Trustee.

(d) If at any time the Trustee shall become incapable of acting or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property of affairs for the purpose of rehabilitation, conservation or liquidation, the Depositor may appoint a successor Trustee.  In the event the Trustee resigns or is removed, the Trustee shall reimburse the Depositor for any fees or charges previously paid to the Trustee in respect of duties not yet performed under the Trust Agreement which remain to be performed by a successor Trustee.

(e) In case at any time the Trustee acting hereunder notifies the Depositor that it elects to resign or the Depositor or Certificateholders of the Required Percentage—Removal of Trustee of any affected Series notifies or notify the Trustee that it or they elects or elect to remove the Trustee as Trustee, the Depositor shall, or in the case of removal by Certificateholders of the Required Percentage—Removal of Trustee, such Certificateholders shall within ninety days after the delivery of the notice of resignation or removal, appoint a successor Trustee, which shall satisfy the requirements for a trustee under Section 7.08.  If no successor Trustee has been appointed within ninety days after the Trustee has given written notice of its election to resign or the Depositor or Certificateholders of the Required Percentage—Removal of Trustee of the affected Series have given written notice to the Trustee of its or their election to remove the Trustee, as the case may be, the Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.  Every successor Trustee shall execute and deliver to its predecessor and to the Depositor an instrument in writing accepting its appointment hereunder, and thereupon such successor Trustee, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor and for all purposes shall be the Trustee under the Trust Agreement, and such predecessor, upon payment of all sums due it and on the written request of the Depositor, shall execute and deliver an instrument transferring to such successor all rights, obligations and powers of such predecessor hereunder, and shall duly assign, transfer and deliver all right, title and interest in the Trust Estate and parts thereof to such successor Trustee.  Any successor Trustee shall promptly give notice of its appointment to the Certificateholders of Certificates for which it is successor Trustee in the manner provided in Section 8.04 hereof.  For the avoidance of doubt, a successor Trustee shall also become the successor Representative with respect to each Underlying TLG Debt Security.

SECTION 7.10 Merger or Consolidation of Trustee.  Any corporation or association into which the Trustee may be merged or converted or with which it may be consolidated or any corporation or association resulting from any merger, conversion or consolidation to which the Trustee shall be party, or any corporation or association succeeding to the trust business of the Trustee, shall be the successor of the Trustee hereunder and shall be deemed to have assumed the Trustee’s obligations hereunder, provided such corporation or association shall be eligible under the provisions of Section 7.08, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.  For the avoidance of doubt, a successor Trustee shall also become the successor Representative with respect to any Underlying TLG Debt Security without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

SECTION 7.11 Appointment of Office or Agency.  As specified herein, the Certificates may be surrendered for registration of transfer or exchange, and presented for the final distribution with respect thereto, at the Corporate Trust Office of the Trustee.  Notices and demands to or upon the Trustee in respect of the Certificates of the related Series and the Trust Agreement may be served at the office or agency in the City of New York specified herein or in the related Series Supplement.

SECTION 7.12 Representations and Warranties of Trustee.  The Trustee represents and warrants that:

(i) the Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or association;

(ii) neither the execution nor the delivery by the Trustee of the Trust Agreement, nor the consummation by it of the transactions contemplated hereby nor compliance by it with any of the terms or provisions hereof will contravene any federal or New York law, governmental rule or regulation governing the banking or trust powers of the Trustee or any judgment or order binding on it, or violate its charter documents or by-laws or constitute a default under (or an event which, without notice or lapse of time or both, would constitute a default) under, or result in the breach or acceleration of any material contract, indenture, mortgage, agreement or instrument to which it is a party or by which any of its properties may be bound;

(iii) the Trustee has full power, authority and right to execute, deliver and perform its duties and obligations as set forth herein and in each Series Supplement to which it is a party and has taken all necessary action to authorize the execution, delivery and performance by it of the Trust Agreement;

(iv) the Trust Agreement has been duly executed and delivered by the Trustee and constitutes the legal, valid and binding obligation of the Trustee, enforceable in accordance with its terms, except as enforcement may be limited by the applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

(v) the Trustee is not in violation, and the execution and delivery of the Trust Agreement by the Trustee and its performance and compliance with the terms thereof will not constitute a violation, of any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency having jurisdiction over the Trustee or its properties, which violation would reasonably be expected to have a material adverse effect on the condition (financial or otherwise) or operations of the Trustee or its properties or on the performance of its duties hereunder;

(vi) there are no actions or proceedings against, or investigations of, the Trustee pending, or, to the knowledge of the Trustee, threatened, before any court, administrative agency or other tribunal (A) that could reasonably be expected to prohibit its entering into the Trust Agreement, (B) seeking to prevent the issuance of the Certificates contemplated by the Trust Agreement or (C) that could reasonably affect the performance by the Trustee of its obligations under, or the validity or enforceability against the Trustee of, the Trust Agreement; and

(vii) no consent, approval, authorization or order of any court, governmental agency or body is required for the execution, delivery and performance by the Trustee of, or compliance by the Trustee with, the Trust Agreement, or for the consummation of the transactions contemplated by the Trust Agreement, except for such consents, approvals, authorizations and orders, if any, that have been obtained prior to the Closing Date.

The representations and warranties of the Trustee set forth in this Section 7.12 shall survive the receipt of the Trust Estate by the Trustee and shall survive the delivery of the Trust Agreement by the Trustee to the Depositor.

SECTION 7.13 Indemnification of Trustee by the Depositor; Contribution.  (a)  The Depositor agrees, to the extent the Trustee is not reimbursed pursuant to Section 7.07 hereof, to indemnify the Trustee and any director, officer, employee or agent of the Trustee against, and hold such Person harmless against, any loss, expense or liability incurred in connection with any legal action relating to (i) the Trust Agreement, (ii) the Certificates, (iii) the administration of any trust or (iv)  the performance of any of the Trustee’s duties hereunder, other than any loss, liability or expense in connection with any such legal action that is incurred by reason of willful misfeasance, bad faith or negligence in the performance of the Trustee’s duties hereunder or by reason of reckless disregard of the Trustee’s obligations and duties hereunder or as a result of a breach of the Trustee’s obligations and duties hereunder.

(b) In case any claim shall be made or action brought against the Trustee for any reason for which indemnity may be sought against the Depositor as provided above, the Trustee shall promptly notify the Depositor in writing setting forth the particulars of such claim or action and the Depositor may assume the defense thereof.  In the event that the Depositor assumes the defense, the Trustee shall have the right to retain separate counsel in any such action but shall bear the fees and expenses of such counsel and the Depositor shall not be liable to the Trustee for legal or other expenses subsequently incurred by the Trustee in connection with the defense other than reasonable costs of investigation unless: (i) the Depositor shall have specifically authorized the retaining of such counsel or (ii) the parties to such suit include the Trustee and the Depositor, and the Trustee has been advised in writing by such counsel that one or more legal defenses may be available to it which may not be available to the Depositor, in which case the Depositor shall not be entitled to assume the defense of such suit notwithstanding its obligation to bear the reasonable fees and expenses of such counsel.  It is understood that the Depositor shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm of attorneys (in addition to any local counsel) at any one time for the Trustee.  The Trustee shall reasonably cooperate with the Depositor in the defense of any liability for which it seeks indemnification hereunder.  Any failure by the Depositor to indemnify the Trustee shall not entitle the Trustee to any payment, reimbursement or indemnification from the Trust, nor shall such failure release the Trustee from the duties and obligations it is required to perform under the Trust Agreement without derogation of the Trustee’s rights and obligations set forth in Section 7.09.  Any unpaid, unreimbursed or unindemnified amounts shall not be borne by the Trust and shall not constitute a claim against the Trust.

(c) The term “liability,” as used in this Section 7.13, shall include any losses, claims, damages, expenses (including without limitation the Trustee’s reasonable costs and expenses) in defending itself against any losses, claims or investigations of any nature whatsoever.

(d) The obligations of the Depositor under this Section 7.13 shall be in addition to any liability which the Depositor may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Trustee, and to each person, if any, who controls the Trustee within the meaning of the Exchange Act.

(e) Notwithstanding anything to the contrary contained in this Section 7.13, the Depositor shall not be liable for settlement of any such claim by the Trustee entered into without the prior written consent of the Depositor, which consent shall not be unreasonably withheld.

(f) The indemnity provided in this Section shall survive the termination or discharge of the Trust Agreement.

SECTION 7.14 No Liability of the Trustee with Respect to the Conveyed Assets; Certificateholders to Proceed Directly Against the TLG Debt Security Issuer(s).  Except as set forth herein, the Trustee shall not have any obligation on or with respect to the Conveyed Assets; and its obligations with respect to Certificates shall be solely as set forth in the Trust Agreement.

SECTION 7.15 Preservation of Information.  The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Certificateholders contained in the most recent list furnished to the Trustee as provided in Section 6.04, and the names and addresses of Certificateholders received by the Trustee in its capacity as Certificate Registrar, if so acting.  The Trustee may destroy any list furnished to it as provided in Section 6.04, upon receipt of a new list so furnished.

SECTION 7.16 Accounting and Reports to Certificateholders, Internal Revenue Service and Others.  The Trustee shall (a) maintain the books of the Trust for tax purposes on a calendar year basis on the accrual method of accounting, (b) after the close of each calendar year, deliver to each Certificateholder, as may be required by the Code or otherwise, such information for such year as may be required to enable each Certificateholder to prepare its federal income tax returns, (c) file, or cause to be filed, within the time limits established by law, all U.S. federal and state income tax returns and information statements that are required by law to be filed with respect to the Trust, including such returns and information statements that reflect the characterization of the Trust as a trust, the Certificateholders of which are treated as the owners thereof under Section 671 of the Code, for each of the Trust’s taxable years, (d) make such elections as may from time to time be required or appropriate under any applicable state or federal statute or rule or regulation thereunder so as to maintain the Trust’s characterization as other than an association or publicly traded partnership taxable as a corporation for federal income tax purposes, (e) cause such tax returns to be signed in the manner required by law and (f) collect or cause to be collected any withholding tax as described in and in accordance with Section 4.05 with respect to income or distributions to Certificateholders.

SECTION 7.17 Signature on Returns.  Except as required by law, the Trustee shall sign on behalf of the Trust any and all tax returns of the Trust presented to it by the Depositor in final execution form.

SECTION 7.18 Assessment of Compliance.  On or before March 15 of each calendar year, with respect to each Series, commencing the year following the year of issuance of

Certificates of such Series, the Trustee, each Administrative Agent and each Sub-Administrative Agent, shall deliver to the Depositor and the Trustee, as applicable, a statement of compliance addressed to the Depositor and the Trustee, as applicable, and signed by an authorized officer of such Person, to the effect that (i) a review of the such Person’s activities during the immediately preceding calendar year (or applicable portion thereof) and of its performance under the Trust Agreement, Administrative Agreement or Sub-Administrative Agreement, as applicable, during such period has been made under such officer’s supervision, and (ii) to the best of such officer’s knowledge, based on such review, such Person has fulfilled all of its obligations under the Trust Agreement, Administrative Agreement or Sub-Administrative Agreement, as applicable, in all material respects throughout such calendar year (or applicable portion thereof) or, if there has been a failure to fulfill any such obligation in any material respect, specifically identifying each such failure known to such officer and the nature and the status thereof.

ARTICLE VIII

Miscellaneous Provisions

SECTION 8.01 Amendment.  (a)  The Trust Agreement may be amended from time to time by the Depositor and the Trustee without the consent of any of the Certificateholders for any of the following purposes:  (i) to cure any ambiguity or mistake, (ii) to correct or supplement any provisions in these Standard Terms or in any Series Supplement, (iii) to conform the Trust Agreement to the Prospectus and Prospectus Supplement provided to investors in connection with the initial offering of the Certificates of any Series, (iv) to add to the duties of the Depositor or the Trustee, (v) to modify, alter, amend, add to or rescind any of the terms or provisions contained in the Trust Agreement to comply with any rules or regulations promulgated by the Commission from time to time, (vi) to comply with the requirements imposed by the Code; (vii) to add any other provisions with respect to matters or questions arising hereunder or (viii) to modify, alter, amend, add to or rescind any of the terms or provisions contained in the Trust Agreement; provided, however, that any action pursuant to clauses (vii) or (viii) above shall not, as evidenced by an Opinion of Counsel (which Opinion of Counsel shall not be an expense of the Trustee or the Trust), adversely affect in any material respect the interests of any Certificateholder of any Series of Certificates.  No such Opinion of Counsel shall be required if the Person requesting the amendment obtains a letter from each Rating Agency stating that the amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Certificates of such Series.  Notwithstanding the foregoing, no amendment that significantly changes the permitted activities of the Trust may be made without the consent of Certificateholders of Certificates evidencing at least a majority of the Voting Rights of the Certificates then Outstanding of each Series affected by such amendment.  Each party to the Trust Agreement hereby agrees that it will cooperate with each other party in amending the Trust Agreement pursuant to clause (v) above.

The Trust Agreement may also be amended from time to time by the Depositor and the Trustee and the Certificateholders of the Required Percentage—Amendment of any Series

affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Trust Agreement or of modifying in any manner the rights of the Certificateholders of such Series; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received on Underlying TLG Debt Securities which are required to be distributed on any Certificate without the consent of the Certificateholder holding such Certificate; (ii) adversely affect in any material respect the interests of the Certificateholders of any Series of Certificates in a manner other than as described in (i), without the consent of Certificateholders of Certificates evidencing at least 66-2/3% of the Voting Rights of the Certificates then Outstanding of the Series affected by such amendment; (iii) reduce the percentage of Certificates of any Series the Certificateholders of which are required to consent to any waiver or amendment of any related Underlying TLG Debt Security without the consent of all of the Certificateholders of that Series; (iv) permit the disposition of any Underlying TLG Debt Security from the assets of the Trust except with respect to the Trustee’s assignment to the FDIC of the Trust’s rights, title and interest in Underlying TLG Debt Securities of any TLG Debt Security Issuer that has defaulted on its obligation to pay any amount thereunder or as otherwise required pursuant to the TLG Program without the consent of all of the Certificateholders of such Series then Outstanding; or (v) reduce the aforesaid percentages of Certificates of any Series the Certificateholders of which are required to consent to any such amendment without the consent of all Certificateholders of such Series then Outstanding.

(b) Notwithstanding any contrary provision of the Trust Agreement, the Trustee shall not consent to any amendment to the Trust Agreement unless:  (i) the Rating Agency Condition shall be satisfied with respect to the amendment or all of the Certificateholders of the related Series of Certificates have consented to the amendment; and (ii) it shall have first received an Opinion of Counsel, which opinion shall not be an expense of the Trustee or the Trust, to the effect that such amendment will not cause the Trust to be taxed as an association or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes.

(c) In executing, or permitting the additional trusts created by, any amendment permitted by this Section 8.01 or the modification thereby of the trusts created by the Trust Agreement, the Trustee shall be entitled to receive, and subject to Article VII, shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by the Trust Agreement and that all conditions precedent to the execution and delivery of such amendment have been satisfied.  Any such Opinion of Counsel may rely as to factual (including financial and capital markets) matters by such relevant certificates and other documents as may be necessary or advisable in the judgment of counsel delivering such Opinion of Counsel.

(d) Promptly after the execution of any such amendment or modification, the Trustee shall furnish a copy of such amendment or modification to each Certificateholder of the affected Series and to the Rating Agency.  It shall not be necessary for the consent of Certificateholders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof.  The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

SECTION 8.02 Limitation on Rights of Certificateholders.  (a)  The death or incapacity of any Certificateholder shall not operate to terminate the Trust Agreement or the Trust, nor entitle such Certificateholder’s legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the applicable Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

(b) No Certificateholder of a given Series shall have any right to vote (except as expressly provided for herein) or in any manner otherwise control the operation and management of any Trust, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to the Trust Agreement pursuant to any provision hereof.

(c) No Certificateholder of a given Series shall have any right by virtue of any provision of the Trust Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to the Trust Agreement, unless (i) such Certificateholder previously shall have given to the Trustee a written notice of breach and of the continuance thereof, (ii) the Certificateholders of the Required Percentage—Remedies of such Series shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, (iii) the Trustee, for fifteen days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding, and (iv) no direction inconsistent with such written request has been given to the Trustee during such fifteen-day period by Certificateholders of the Required Percentage—Remedies of such Series.  It is understood and agreed that the Trustee shall not be obligated to make any investigation of matters arising under the Trust Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any Certificateholders unless such Certificateholders have offered to the Trustee the reasonable security or indemnity referred to above.  It is further understood and agreed, and expressly covenanted by each Certificateholder of each Series with every other Certificateholder of such Series and the Trustee, that no one or more Certificateholders of such Series shall have any right in any manner whatsoever by virtue of any provision of the Trust Agreement to affect, disturb or prejudice the rights of the Certificateholders of any other of the Certificates of such Series, or to obtain or seek to obtain priority over or preference to any other such Certificateholder, or to enforce any right under the Trust Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders of such Series.  For the protection and enforcement of the provisions of this Section, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

SECTION 8.03 GOVERNING LAW.  THE TRUST AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CONFLICTS OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

SECTION 8.04 Notices.  (a)  All directions, demands and notices hereunder shall be in writing and shall be delivered as set forth in the applicable Series Supplement.

(b) Any notice required to be provided to a Certificateholder shall be given by first class mail, postage prepaid, at the last address of such Certificateholder as shown in the Certificate Register.  Any notice so mailed within the time prescribed in the Trust Agreement shall be conclusively presumed to have been duly given when mailed, whether or not the Certificateholder receives such notice.

(c) Any and all notices to be given to the Depositor shall be deemed to have been duly given if sent by facsimile transmission to [ ] and confirmed to [ ] or by first-class mail, postage prepaid or overnight express delivery service to [  ].  The Depositor may change this information by written notice to the Trustee.

(d) Any and all notices to be given to the Trustee shall be deemed to have been duly given if sent by facsimile transmission to [  ] and confirmed to [ ] or by first-class mail, postage prepaid or overnight express delivery service to the Trustee at [  ].  The Trustee may change this information by notice to the Depositor.

SECTION 8.05 Notice to Rating Agencies.  (a)  The Trustee shall use its best efforts promptly to provide notice to each Rating Agency with respect to each of the following of which it has actual knowledge:

(i) any change or amendment to the Trust Agreement;

(ii) the resignation or termination of the Trustee;

(iii) the final payment to the Certificateholders of any Series; and

(iv) any change in the location of the Certificate Account.

(b) In addition, the Trustee shall promptly furnish to each Rating Agency copies of each report to Certificateholders described in Section 4.03.

(c) Any such notice pursuant to this Section shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by first class mail, postage prepaid, or by express delivery service to each Rating Agency at the address specified below or in the applicable Series Supplement.

(d) (i) Any and all notices to be given to Moody’s shall be addressed to [Moody’s Investors Service, Inc., 99 Church Street, New York, New York 10007, Attention:  [ ], facsimile transmission number (212) 553-0335, telephone confirmation number (212) 553-1494].  Moody’s may change this information by notice to the Depositor and the Trustee.

(ii) Any and all notices to be given to S&P shall be addressed to [Standard & Poor’s, 55 Water Street, New York, New York, 10041, Attention:  Structured Finance Surveillance Group, facsimile transmission number (212) 438-2664, telephone confirmation number (212) 438-2482].  S&P may change this information by notice to the Depositor and the Trustee.

(iii) Any and all notices to be given to Fitch shall be addressed to [Fitch Ratings, One State Street Plaza, New York, New York, 10004, Attention:  [  ], facsimile transmission number [ ], telephone confirmation number [  ]].  Fitch may change this information by notice to the Depositor and the Trustee.]

SECTION 8.06 Severability of Provisions.  If any one or more of the covenants, agreements, provisions or terms of the Trust Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of the Trust Agreement and shall in no way affect the validity or enforceability of the other provisions of the Trust Agreement or of the Certificates or the rights of the Certificateholders thereof.

SECTION 8.07 Nonpetition Covenant.  Notwithstanding any prior termination of the Trust Agreement, each of the Trustee (including any Administrative Agent, Sub-Administrative Agent, Authenticating Agent, or Paying Agent), the Depositor and each Certificateholder agrees that it shall not, until the date which is one year and one day after the termination of the Trust acquiesce, petition or otherwise invoke or cause the Trust to invoke the process of the United States of America, any State or other political subdivision thereof or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government for the purpose of commencing or sustaining a case by or against the Trust under a federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Trust or all or any part of the property or assets of the Trust or ordering the winding up or liquidation of the affairs of the Trust.

SECTION 8.08 No Recourse.  None of the Trustee, any Administrative Agent, Authenticating Agent, Sub-Administrative Agent, Paying Agent, the Representative or the Depositor shall have any recourse to the Underlying TLG Debt Securities or any other Conveyed Assets in connection with any obligations of any Person or the Trust pursuant to the Trust Agreement or any other Basic Document.

SECTION 8.09 Article and Section References.  All article and section references used in these Standard Terms, unless otherwise provided, are to articles and sections in these Standard Terms.

SECTION 8.10 Limitations on Rights of Others.  The provisions of the Trust Agreement are solely for the benefit of the Depositor, the Trustee, the Representative, any Administrative Agent, any Sub-Administrative Agent, any Authenticating Agent, any Paying Agent, the Depositor and the Certificateholders, and nothing in the Trust Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Trust Estate or under or in respect of the Trust Agreement or any covenants, conditions or provisions contained in these Standard Terms or any applicable Series Supplement.

SECTION 8.11 Counterparts.  These Standard Terms may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute one and the same instrument.

SECTION 8.12 Entire Agreement.  These Standard Terms and any related Series Supplement constitute the entire agreement and understanding of the parties with respect to its subject matter and supersedes all oral communication and prior writings with respect thereto.

SECTION 8.13 Conflict with the related Series Supplement.  If the provisions of any related Series Supplement are inconsistent with these Standard Terms, the provisions of the Series Supplement shall control with respect to the Series of Certificates represented thereby and the transactions described therein.

SECTION 8.14 Termination.  The respective obligations and responsibilities under these Standard Terms and any related Series Supplement of the Trustee, the Depositor, and the Administrative Agent, if any, shall terminate upon the terms and conditions set forth in the related Series Supplement.

SECTION 8.15 Entity Obligation.  No recourse may be taken, directly or indirectly, against any partner, incorporator, authorized person, member, subscriber to the capital stock or membership interests, stockholder, director, officer, employee or Affiliate of the Depositor with respect to its obligations and indemnities under the Trust Agreement, any of the other Basic Documents or any certificate or other writing delivered in connection herewith or therewith.  Any representation, warranty and covenant of the Depositor under the Trust Agreement is a representation, warranty or covenant solely of the Depositor, and no partner, incorporator, authorized person, member, subscriber to the capital stock or membership interests, stockholder, director, officer, employee or Affiliate of the Depositor shall have any liability or obligation with respect to the obligations or duties of the Depositor under the Trust Agreement, any of the other Basic Documents or any certificate or other writing delivered in connection herewith or therewith.

IN WITNESS WHEREOF, the Depositor and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, in each case as of the day and year first above written.

CREDIT SUISSE ASSET REPACKAGING DEPOSITOR LLC,
as Depositor

By:
Name:
Title:

[name of Trustee],
as Trustee and Securities Intermediary

By:
Name:
Title: